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                                                                    Exhibit 4.19

                      NOTE, GUARANTY AND SECURITY AGREEMENT

                    Guaranteed Secured Term A Notes due 2004
                    Guaranteed Secured Term B Notes due 2004

                                                            As of March 27, 2003


TO       THE NOTEHOLDERS WHOSE NAMES
         APPEAR ON THE SIGNATURE PAGES HERETO

Ladies and Gentlemen:

         (i) MIDAS INTERNATIONAL CORPORATION, a Delaware corporation ("MIC"), PARTS WAREHOUSE, INC., a Delaware corporation, DEALERS WHOLESALE, INC., a Delaware corporation, INTERNATIONAL PARTS CORPORATION, a Delaware corporation, MUFFLER CORPORATION OF AMERICA, a Illinois corporation, HUTH, INC., a Delaware corporation, MIDAS PROPERTIES, INC., a New York corporation, MIDAS REALTY CORPORATION, a Delaware corporation, COSMIC HOLDINGS LLC, a Delaware limited liability company, COSMIC HOLDINGS CORPORATION, a Delaware corporation (all of the foregoing, together with MIC, being referred to collectively as the "Companies" and each, including MIC, being referred to individually as a "Company"), and (ii) MIDAS, INC., a Delaware corporation (the "Parent") and the other Subsidiaries of the Parent identified on the signature pages hereto as "Guarantors" (the Parent and such other Subsidiaries, collectively, the "Guarantors" and each, individually, a "Guarantor"), agree with each of the Persons identified as Noteholders on the signature pages hereto (together with their successors and permitted assigns collectively, the "Noteholders" or "Holders" and each individually a "Noteholder" or "Holder") and U.S. Bank National Association, solely in its capacity as collateral agent under this Agreement (together with any successor collateral agent, the "Collateral Agent") as follows:

1. EXISTING NOTE AGREEMENT; EXISTING NOTES; AUTHORIZATION OF NOTES; SALE AND PURCHASE OF NOTES.

         1.1      Existing Note Agreement and Existing Notes.

         The Noteholders, MIC and the Parent are parties to the Note and Guarantee Agreement dated as of April 15, 1998, as amended prior to the date hereof (the "Existing Note Agreement") pursuant to which MIC issued $75,000,000 aggregate principal amount of its 6.89% Guaranteed Senior Notes due 2005, as amended prior to the date hereof (the "Existing Notes"). The Existing Notes have an outstanding principal balance as of the date hereof (immediately prior to the Closing) of $45,000,000 and are owned by the Existing Noteholders.

         1.2      Authorization of Notes.

         The Companies have authorized the issue and sale of $31,415,094 aggregate principal amount of Guaranteed Secured Term A Notes of the Issuers due 2004 (the "Term A Notes", such term to include


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any notes issued in substitution or replacement therefor) and $13,584,906 aggregate initial principal amount of Guaranteed Secured Term B Notes of the Issuers due 2004 (the "Term B Notes", such term to include any notes issued in substitution or replacement therefor). The Term A Notes shall be substantially in the form set out in Exhibit 1-A, with such changes therefrom, if any, as may be approved by each Noteholder and the Administrative Obligor. The Term B Notes shall be substantially in the form set out in Exhibit 1-B, with such changes therefrom, if any, as may be approved by each Noteholder and Administrative Obligor. The Term A Notes and the Term B Notes are referred to collectively as the "Notes" and each individually as a "Note".

          Payment of the principal of and interest on the Notes and other amounts owing under the Note Documents shall be unconditionally guaranteed by each Guarantor as provided in this Agreement.

          1.3      Sale and Purchase of Notes.

          Subject to the terms and conditions of this Agreement, the Companies will issue and sell to each Noteholder and each Noteholder will purchase from the Companies, at the Closing provided for in Section 2, Term A Notes and Term B Notes in the respective principal amounts specified opposite such Noteholder's name in Schedule A at the purchase price of 100% of the principal amount thereof, which purchase price will be payable by such Noteholder by the exchange and cancellation of the outstanding principal balance of the Existing Notes of such Noteholder. The Noteholders' obligations hereunder are several and not joint obligations and no Noteholder shall have any liability to any Person for the performance or non-performance of any obligation by any other Noteholder hereunder.

          The Obligors and the Noteholders agree that (i) each Warrant not subject to clawback under the Warrant Agreement has a value of $5.00 per share,
(ii) each Warrant subject to clawback under the Warrant Agreement has a value of $0 and (iii) they will not take a position inconsistent with the foregoing on any federal, state, local and/or foreign tax return or any information statement.

          1.4      Defined Terms.

               (a) Definitions. Certain capitalized terms used in this Agreement are defined in Schedule B. References to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

               (b) Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Companies" or the term "Obligors" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

               (c) Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

               (d) Construction. Unless the context of this Agreement or any other Note Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Note Document refer to this Agreement or such other Note Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Note Document, as the case

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          may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Note Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Note Documents shall be satisfied by the transmission of a Record and any Record transmitted by any Obligor shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

               (e) Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. CLOSING AND TERMS OF PAYMENT.

          2.1      Closing.

          The sale and purchase of the Notes to be purchased by each Noteholder shall occur at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, IL 60601 at 10:00 a.m., Chicago time, at a closing (the "Closing") on March 27, 2003 (the "Closing Date"). At the Closing the Companies will deliver to each Noteholder the Notes to be purchased by such Noteholder in the form of a single Term A Note and a single Term B Note (or such greater number of Term A Notes or Term B Notes in denominations of at least $500,000 as such Noteholder may request) dated the date of the Closing and registered in such Noteholder's name (or in the name of such Noteholder's nominee), against delivery by such Noteholder to the Administrative Obligor of the original Existing Notes of such Noteholder for exchange and cancellation of the outstanding principal balance thereof. If at the Closing the Companies shall fail to tender such Notes to any Noteholder as provided above in this Section, or any of the conditions specified in this Agreement shall not have been fulfilled to such Noteholder's satisfaction, such Noteholder shall, at such Noteholder's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Noteholder may have by reason of such failure or such nonfulfillment.

          2.2      Interest Rates; Additional Fees and Premiums.

               (a) The Term A Notes shall bear interest at a rate per annum equal to 7.67%, subject to increase as provided below (the "Term A Rate"). The Term A Rate shall be automatically increased on the date that any Revolver Rate Increase takes effect by the amount of such Revolver Rate Increase and such increase in the Term A Rate shall remain in effect for so long as such Revolver Rate Increase remains in effect. There shall be an increase in the Term A Rate each time a Revolver Rate Increase takes effect.

               (b) The Term B Notes shall bear interest at a rate per annum equal to 18%, subject to increase as provided below (the "Term B Rate"). The Term B Rate shall be automatically increased on the date that any Revolver Rate Increase takes effect by the amount of such Revolver Rate Increase and such increase in the Term B Rate shall remain in effect for so long as such Revolver Rate Increase remains in effect. There shall be an increase in the Term B Rate each time a Revolver Rate Increase takes effect. That portion of the interest accrued and unpaid on any Term B Note as of the first day of each calendar month that accrued at a rate in excess of 12% per annum (initially 6%) shall be paid-in-kind by being added to the outstanding principal

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          amount of such Term B Note (inclusive of any Term B Note PIK Amount theretofore so added) on the first day of such calendar month.

               (c) For purposes of this Agreement, a "Revolver Rate Increase" shall mean any increase in the rate of interest payable on the outstanding Advances under the Bank Loan Agreement, but the term Revolver Rate Increase shall (i) expressly exclude any increases resulting solely from the provisions (other than the provisions referred to in clause (ii) below) of the Bank Loan Agreement as in effect on the date hereof, including, without limitation, increases in such rate of interest resulting solely from (x) changes in the Base Rate or the LIBOR Rate (each as defined in the Bank Loan Agreement as in effect on the date hereof), and (y) increases pursuant to any of
          Section 2.6(c), 2.6(e), 2.13, 2.14, 2.15 and 2.16 of the Bank Loan
          Agreement as in effect on the date hereof, but (ii) expressly include any increase pursuant to or incurred in connection with the syndication or similar transfer of any Commitment or Loan under the Bank Loan Agreement or any similar changes, whether or not consented to by any of the Obligors.

               (d) The Companies shall be obligated to pay to the Noteholders, pro rata in proportion to the respective outstanding principal balances of the Notes held by each, an amount equal to the Noteholder Equivalent of each Additional Revolver Fee paid in respect of the Bank Loan Agreement, such payment to be made to the Noteholders concurrent with, and on the same terms as, the payment of such Additional Revolver Fee under the Bank Loan Agreement. For purposes of this Agreement, an "Additional Revolver Fee " shall mean any additional or increased fee or premium payable in respect of the Advances or revolving credit under the Bank Loan Agreement that is not required to be paid under the Bank Loan Agreement as in effect on the date hereof, but the term Additional Revolver Fee shall expressly include any additional fee or premium or increase pursuant to the syndication or similar transfer of any Commitment or Loan under the Bank Loan Agreement or any similar changes, whether or not consented to by any of the Obligors. For purposes of this Agreement, the "Noteholder Equivalent" of an Additional Revolver Fee shall mean (i), in the case of an Additional Revolver Fee which is calculated on the basis of a number of basis points or percentage points, an amount with respect to the outstanding principal amount of the Notes that is calculated on the basis of the same number of basis points or percentage points, and
          (ii) in the case of any other Additional Revolver Fee which is paid, an amount equal to the amount of such Additional Revolver Fee multiplied by a fraction, the numerator of which is the aggregate outstanding principal balance of the Notes, and the denominator of which is the outstanding aggregate principal balance of the Notes and the Term Loans.

               (e) The Administrative Obligor shall give the Noteholder Group prompt notice of any Revolver Rate Increase or Additional Revolver Fee.

          2.3      Voluntary Prepayments.

          The Obligors may, at any time, subject to Section 2.11, prepay all or a portion of the Notes without penalty or premium; provided, that except in connection with the repayment in full of all of the Obligations, (i) the Required Liquidity shall be satisfied immediately after giving effect to such prepayment and (ii) immediately before and immediately after giving effect to such prepayment, no Event of Default shall have occurred and be continuing. The application of all such prepayments, and the apportionment of such prepayments among the Term Loans and the Notes, shall be subject to the terms of the Intercreditor Agreement. Each prepayment shall be applied pro rata among the Term A Notes and the Term B Notes in proportion to the original outstanding principal balances thereof, and prepayment of any Note shall be applied against the remaining installments of principal due on such Note in the inverse order of maturity to the Notes against the remaining installments of principal due on the Notes in the inverse

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order of maturity. The outstanding unpaid principal balance (including the Term
B Loan PIK Amount) and all accrued and unpaid interest under the Notes (including the Term B Loan PIK Amount) shall be due and payable on the date of termination of this Agreement, whether by its terms, by prepayment, or by acceleration. All amounts outstanding under the Notes (including the Term B Loan PIK Amount) shall constitute Obligations.

          2.4      Mandatory Prepayments.

               (a) If on any day the Revolver Commitment is terminated pursuant to Section 9.1 of the Bank Loan Agreement, the Obligors shall immediately repay in full the Notes.

               (b) Immediately upon the receipt by any Obligor of any proceeds of any sale or disposition by any Obligor or its Subsidiaries of property or assets, including any collections from any Accounts generated from the sale of such property or assets, (other than a Permitted Disposition described in clause (b) or (d) of the definition of such term) or the receipt by any Obligor of the proceeds of any insurance policy with respect to Inventory or condemnation awards with respect to Inventory, Obligors shall prepay the outstanding principal amount of the Notes in accordance with Section 2.5 in an amount equal to 100% of the Net Cash Proceeds or the insurance or condemnation proceeds received by such Person in connection with such sales or dispositions or such casualty or condemnation event to the extent that the aggregate amount of Net Cash Proceeds received by all Obligors and their Subsidiaries (and not paid to the Noteholders as a prepayment of the Notes) for all such sales or dispositions shall exceed $1,000,000 since the Closing Date (other than sales or dispositions of property or assets, insurance proceeds or condemnation awards with respect to Inventory or any proceeds thereof (including the collections of any Accounts) in respect of the Inventory Divestiture Plan, all of which shall be applied in accordance with Section 2.5). Nothing contained in this subclause (b) shall permit any Obligor or any of its Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with Section 7.4.

               (c) Upon the receipt by any Obligor or any of its Subsidiaries of any Extraordinary Receipts in excess of $1,000,000 in the aggregate in any Fiscal Year, except for such amounts applied for repairs, replacements or restoration in accordance with Section 6.7(b), Obligors shall prepay the outstanding principal of the Notes in accordance with Section 2.5 below in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

               (d) Within ten (10) Business Days of delivery to the Noteholders of each of the monthly financial statements in respect of the last month of a fiscal quarter pursuant to Section 6.3(b), beginning with the fiscal quarter ended June 28, 2003, or, if such financial statements are not delivered to the Noteholders on the date such statements are required to be delivered pursuant to Section 6.3(b), ten (10) Business Days after the date such statements are required to be delivered to the Noteholders pursuant to Section 6.3(b), the Obligors shall pay to the Noteholders an amount equal to 75% of the Excess Cash Flow for the three-month period covered by such financial statements, to be applied in accordance with Section 2.5.

               (e) Upon the issuance or incurrence by any Obligor or any of its Subsidiaries of any Indebtedness (other than Indebtedness referred to in Section 7.1), or the sale or issuance by any Obligor or any of its Subsidiaries of any shares of its Stock, the Obligors shall prepay the outstanding amount of the Notes in accordance with Section 2.5 in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection therewith. The provisions of this

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          subsection (e) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

          2.5      Application of Payments.

          All prepayments of the Notes shall be apportioned among the Term Loans and the Notes in accordance with the terms of the Intercreditor Agreement. Each prepayment pursuant to clauses 2.4(b), 2.4(c), 2.4(d) and 2.4(e) above shall,
(A) so long as no Priority Event shall have occurred and be continuing, be applied, subject to (x) the prior payment of amounts due pursuant to Section 2.4(c)(i) of the Bank Loan Agreement and (y) except for prepayments pursuant to clause 2.4(d) above, the prior satisfaction of the Required Liquidity, pro rata, to the outstanding principal amount of the Term A Notes and the Term B Notes, until paid in full, and (B) if a Priority Event shall have occurred and be continuing, be applied in accordance with Section 4.2 of the Intercreditor Agreement.

          2.6      Default Rate.

          Upon the occurrence and during the continuation of an Event of Default at the election of the Required Holders, all Obligations shall bear interest on the balance thereof at a per annum rate equal to two (2) percentage points above the per annum rate otherwise applicable hereunder.

          2.7      Payment.

          Interest and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month (or, in the case of fees, such other date on which such fees are due and payable) at any time that Obligations are outstanding. Any interest not paid when due shall be compounded monthly and shall thereafter constitute Obligations hereunder and shall accrue interest at the rate then applicable to the Term A Notes and the Term B Notes, as applicable, hereunder.

          2.8      Computation.

          All interest and fees chargeable under the Note Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

          2.9      Intent to Limit Charges to Maximum Lawful Rate.

          In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Obligors and the Noteholder Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, the Obligors are and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Obligors in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

          2.10     Audit, Appraisal, and Valuation Charges.

          For the separate account of the Noteholders, audit, appraisal, and valuation fees and other fees and charges as follows, (i) a fee of $850 per day, per auditor, plus out-of-pocket expenses for each audit of an Obligor performed by personnel employed by the Noteholders, (ii) if implemented, a one time

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charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) the actual charges paid or incurred by the Noteholders if they elect to employ the services of one or more third Persons to perform audits of the Obligors, to appraise the Collateral, or any portion thereof, or to assess an Obligor's business valuation and (iv) such additional fees and expenses as shall be requested by the Noteholders in their reasonable discretion with respect to property subject to the Inventory Divestiture Plan; provided that, in the absence of a continuing Event of Default, the Obligors shall not be required to pay for more than (i) four audits of the Obligors in any Fiscal Year, (ii) two appraisals of the Inventory in any Fiscal Year and (iii) one appraisal of the Real Property in any year.

          2.11     Fixed Rate Breakage Fee.

          Upon any prepayment of all or any portion of the Term B Notes (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Obligors shall pay the Noteholders on a pro rata basis an amount (the "Fixed Rate Breakage Fee") equal to the present value, for each successive month in the remaining term of such prepaid Term B Notes, of (1) the yield as reported in the Federal Reserve statistical release H.15 (519) under the caption "U.S. Government Securities/Treasury Constant Maturities" (hereinafter "H.15 (519)") for a Treasury Note with a term equal to that remaining on such Note (which will be obtained by interpolating between the yield reported on the H.15 (519) for specific whole years) on the Closing Date less (2) the yield as reported on the date of such prepayment in the H.15 (519) for a Treasury Note with a term equal to that remaining on such Term B Notes (which will be obtained by interpolating between the yield reported on the H.15
(519) for specific whole years) on the date of such prepayment, multiplied by
(a) the outstanding principal balance of such Note at the time of prepayment for purposes of calculating such amount for the month during which such prepayment occurs and by (b) the principal balance that would have been outstanding at the beginning of each successive month in the remaining term of such Note had the amortization schedule set forth for such Note been adhered to; provided, that the rate determined in (2) above will be used as the discount rate in computing such present value. The Fixed Rate Breakage Fee represents the reinvestment loss of the Holders of the Term B Notes resulting from making a fixed rate loan.

          2.12     Joint and Several Liability of Companies.

               (a) Each Company is accepting joint and several liability hereunder and under the other Note Documents in consideration of the financial accommodations to be provided by the Collateral Agent and the Noteholders under this Agreement, for the mutual benefit, directly and indirectly, of each Company and in consideration of the undertakings of the other Companies to accept joint and several liability for the Obligations.

               (b) Each Company, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Companies, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.12), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing the Companies without preferences or distinction among them.

               (c) If and to the extent that any of the Companies shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Companies will make such payment with respect to, or perform, such Obligation.

               (d) The Obligations of each Person composing Companies under the provisions of this Section 2.12 constitute the absolute and unconditional, full recourse Obligations of each

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          Person composing Companies enforceable against each such Company to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

               (e) Except as otherwise expressly provided in this Agreement, each Person composing Companies hereby waives notice of acceptance of its joint and several liability, notice of any Notes issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Collateral Agent or the Noteholders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Companies hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Collateral Agent or Noteholders at any time or times in respect of any default by any other Person composing Companies in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Collateral Agent or Noteholders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Companies. Without limiting the generality of the foregoing, each Company assents to any other action or delay in acting or failure to act on the part of the Collateral Agent or any Noteholder with respect to the failure by any Person composing Companies to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.12 afford grounds for terminating, discharging ------------ or relieving any Person composing Companies, in whole or in part, from any of its Obligations under this Section 2.12, it ------------ being the intention of each Person composing Companies that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Companies under this Section 2.12 shall not be discharged except by performance and ------------ then only to the extent of such performance. The Obligations of each Person composing Companies under this Section 2.12 ------------ shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Companies or the Collateral Agent or any Noteholder. The joint and several liability of the Persons composing Companies hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Companies or the Collateral Agent or any Noteholder.

               (f) Each Person composing Companies represents and warrants to the Collateral Agent and Noteholders that such Company is currently informed of the financial condition of Companies and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Companies further represents and warrants to the Collateral Agent and Noteholders that such Company has read and understands the terms and conditions of the Note Documents. Each Person composing Companies hereby covenants that such Company will continue to keep informed of Companies' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

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               (g) Each of the Persons composing Companies waives all rights and defenses arising out of an election of remedies by the Collateral
          Agent or any Noteholder, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Collateral Agent's or such Noteholder's rights of subrogation and reimbursement against such Company by the operation of Section 580(d) of the California Code of Civil Procedure or otherwise.

               (h) Each of the Persons composing Companies waives all rights and defenses that such Company may have because the Obligations are secured by Real Property. This means, among other things:

                    (i) The Collateral Agent and Noteholders may collect from
               such Company without first foreclosing on any Real or Personal Property Collateral pledged by Companies.

                         (ii) If the Collateral Agent or any Noteholder
                    forecloses on any Real Property Collateral pledged by
                    Companies:

                              (A) The amount of the Obligations may be reduced
                    only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

                              (B) The Collateral Agent and Noteholders may
                    collect from such Company even if Collateral Agent or Noteholders, by foreclosing on the Real Property Collateral, has destroyed any right such Company may have to collect from the other Companies.

          This is an unconditional and irrevocable waiver of any rights and defenses such Company may have because the Obligations are secured by Real Property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

               (i) The provisions of this Section 2.12 are made for the benefit of the Collateral Agent, the Noteholders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Companies as often as occasion therefor may arise and without requirement on the part of any such Collateral Agent, Noteholder, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Companies or to exhaust any remedies available to it or them against any of the other Persons composing Companies or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.12 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Collateral Agent or Noteholder upon the insolvency, bankruptcy or reorganization of any of the Persons composing Companies, or otherwise, the provisions of this
          Section 2.12 will forthwith be reinstated in effect, as though such payment had not been made.

               (j) Each of the Persons composing Companies hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Persons composing Companies with respect to any liability incurred by it hereunder or under any of the other Note Documents, any payments made by it to the Collateral Agent or the Noteholders with respect to any of the

          Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Company may have against any other Company with respect to any payments to any Collateral Agent or Noteholder hereunder or under any other Note Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Company, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Company therefor.

               (k) Each of the Persons composing Companies hereby agrees that, after the occurrence and during the continuance of any Default or Event of Default, the payment of any amounts due with respect to the indebtedness owing by any Company to any other Company is hereby subordinated to the prior payment in full in cash of the Obligations. Each Company hereby agrees that after the occurrence and during the continuance of any Default or Event of Default, such Company will not demand, sue for or otherwise attempt to collect any indebtedness of any other Company owing to such Company until the Obligations shall have been paid in full in cash. If, notwithstanding the foregoing sentence, such Company shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by such Company as trustee for the Noteholder Group, and such Company shall deliver any such amounts to the Collateral Agent for application to the Obligations.

               (l) It is understood that while the amount of the Obligations for which Companies have joint and several liability hereunder is not limited, if in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other law affecting the rights or creditors generally, this joint and several liability would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this Section 2.12, then, notwithstanding any other provision of this Section 2.12 to the contrary, the aggregate amount of such liability shall, without any further action of the Collateral Agent, the Noteholders or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

3. CONDITIONS TO CLOSING; TERMINATION.

          3.1      Conditions to Closing.

          Each Noteholder's obligation to purchase and pay for the Notes to be sold to such Noteholder at the Closing is subject to the fulfillment to such Noteholder's satisfaction, prior to or at the Closing, of the following conditions:

          (a) Conditions set forth on Exhibit 3.

          Each of the conditions set forth on Exhibit 3 to this Agreement.

          (b) Purchase Permitted By Applicable Law, etc.

          On the date of the Closing, such Noteholder's purchase of Notes shall
(i) be permitted by the laws and regulations of each jurisdiction to which such Noteholder is subject, without recourse to provisions (such as Section l405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Noteholder to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.

          (c) Sale of Other Notes.

          Contemporaneously with the Closing the Companies shall sell to each other Noteholder and each other Noteholder shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

          3.2      Termination of Existing Note Agreement.

          Upon the Closing, each Existing Noteholder agrees that all obligations and liabilities under or in respect of the Existing Note Agreement and the Existing Notes and all documents, agreements and liens granted thereunder shall be terminated and the Obligors are released from their obligations thereunder (except, in all cases, for indemnification obligations or other obligations which survive the termination thereof). The Obligors hereby release each Existing Noteholder and its officers, directors, employees, agents and advisors (collectively, the "Released Parties") from any and all claims and/or actions of any kind or nature whatsoever against any Released Party under or in respect of the Existing Credit Agreement, the Existing Notes or any documents and instruments delivered in connection therewith and agrees that the Existing Noteholders shall have no further obligations, liabilities, duties, responsibilities or commitments under the Existing Notes or the Existing Note Agreements or any documents and instruments delivered in connection therewith.

          3.3      Term.

          This Agreement shall become effective upon the execution and delivery hereof by the Obligors, the Collateral Agent, and the Noteholders and shall continue in full force and effect for a term ending on October 3, 2004 (the "Maturity Date"). The outstanding principal balance of the Notes together with all accrued but unpaid interest thereon, and all other outstanding Obligations, shall be due and payable to the Holders on the Maturity Date.

4. CREATION OF SECURITY INTEREST.

          4.1      Grant of Security Interest.

               (a) Each Obligor other than the Parent and the Canadian Guarantors (it being agreed that solely for the purpose of this Section 4, the Obligors shall not include the Parent or the Canadian Guarantors) hereby grants to Collateral Agent, for the benefit of the Noteholders, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Note Documents and in order to secure prompt performance by the Obligors of each of their covenants and duties under the Note Documents.

               (b) The Collateral Agent's Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Collateral Agent or the Obligors. Anything contained in this Agreement or any other Note Document to the contrary notwithstanding, except for Permitted Dispositions, the Obligors have no authority, express or implied, to dispose of any item or portion of the Collateral.

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

          4.2      Negotiable Collateral.

          In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of the Collateral Agent's security interest is dependent on or enhanced by possession, the applicable Obligor, immediately upon the request of Collateral Agent, shall endorse and deliver physical possession of such Negotiable Collateral to the Bank Agent, to be held by Bank Agent pursuant to the Intercreditor Agreement.

          4.3      Collection of Accounts and General Intangibles.

          The Collateral Agent or Collateral Agent's designee may (a) at any time after the occurrence and during the continuation of an Event of Default (or at any time if required by the laws of the jurisdiction in which the Account Debtor is located in order for Collateral Agent to perfect its Lien in such collateral) notify Account Debtors of the Obligors that the Accounts, chattel paper, or General Intangibles have been assigned to Collateral Agent or that Collateral Agent has a security interest therein, (b) contact Account Debtors for the purpose of verifying the balances of Accounts owing by such Account Debtors, or (c) at any time after the occurrence and during the continuation of an Event of Default, collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Obligor agrees that it will hold in trust for the Noteholder Group, as the Noteholder Group's trustee, any Collections that it receives and immediately deliver such Collections to the Bank Agent in their original form as received by the applicable Obligor, in accordance with the terms and conditions of the Bank Loan Agreement.

          4.4      Filing of Financing Statements; Commercial Tort Claims, Etc.

               (a) Each Obligor authorizes Collateral Agent to file any financing statement required hereunder, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Obligor where permitted by applicable law. Each Obligor hereby ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Obligor prior to the date hereof.

               (b) If any Obligor acquires any commercial tort claims after the date hereof, such Obligor shall immediately deliver to Collateral Agent a written description of such commercial tort claim and shall deliver one or more written agreements, in form and substance satisfactory to Collateral Agent, pursuant to which such Obligor shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to Collateral Agent for the benefit of Collateral Agent and the Noteholders as security for the Obligations and the Guaranteed Obligations (a "Commercial Tort Claim Assignment").

               (c) At any time upon the request of Collateral Agent, any Obligor shall execute and deliver to Collateral Agent, any and all financing statements, original financing statements in lieu of continuation statements, amendments to financing statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (the "Additional Documents") that Collateral Agent may request in its reasonable discretion, in form and substance satisfactory to Collateral Agent, to perfect and continue perfected or better perfect the Collateral Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired), and in order to fully consummate all of the transactions contemplated hereby and under the other Note Documents.

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

               (d) At any time upon the request of Collateral Agent, the Obligors shall execute and deliver to the Collateral Agent, any and all Additional Documents that Collateral Agent may request in its reasonable discretion, in form and substance satisfactory to Collateral Agent, to create and perfect and continue perfected or better perfect the Collateral Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Collateral Agent in any Real Property acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Note Documents, including any Mortgages. To the maximum extent permitted by applicable law, each Obligor authorizes Collateral Agent to execute any such Additional Documents in the applicable Company's name and authorizes Collateral Agent to file such executed Additional Documents in any appropriate filing office. To the maximum extent permitted by applicable law, each Obligor authorizes the filing of any such Additional Documents without the signature of such Obligor in any appropriate filing office. In addition, on such periodic basis as Collateral Agent shall require, each Obligor shall
          (i) provide Collateral Agent with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by such Obligor during the prior period, (ii) cause all patents, copyrights, and trademarks acquired or generated by such Obligor that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of such Obligor ownership thereof, and
          (iii) cause to be prepared, executed, and delivered to Collateral Agent supplemental schedules to the applicable Note Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

          4.5      Power of Attorney.

          Each Obligor hereby irrevocably makes, constitutes, and appoints Collateral Agent (and any of Collateral Agent's officers, employees, or agents designated by Collateral Agent) as such Obligor's true and lawful attorney, with power to (a) if such Obligor refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Obligor on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Obligor's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Obligor's name on any Collection item that may come into the Noteholder Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Obligor's policies of insurance (including, without limitation, any insurance policies obtained for the benefit of an Obligor by a franchisee thereof) and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Collateral Agent determines to be reasonable, and Collateral Agent may cause to be executed and delivered any documents and releases that Collateral Agent determines to be necessary. The appointment of Collateral Agent as each Company's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and any obligation of the Noteholder Group to extend credit hereunder are terminated.

          4.6      Right to Inspect.

          Collateral Agent and each Noteholder (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter (subject to the limitations in this Agreement) to inspect the Books and to check, test, and appraise the Collateral in order to verify the financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

          4.7      Control Agreements.

          Each Obligor agrees that it will not transfer assets out of any Securities Accounts other than as permitted under Section 7.19.

          4.8      License.

          The Collateral Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, each Obligor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of an Event of Default, each Obligor's rights under all licenses and all franchise agreements shall inure to Collateral Agent's benefit. In addition, each Obligor hereby irrevocably agrees that Collateral Agent may, following the occurrence and during the continuance of an Event of Default, sell any of such Obligor's Inventory directly to any Person, including without limitation Persons who have previously purchased such Obligor's Inventory from such Obligor and in connection with any such sale or other enforcement of Collateral Agent's rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to such Obligor and any Inventory that is covered by any copyright owned by or licensed to such Obligor and Collateral Agent may finish any work in process and affix any trademark owned by or licensed to such Obligor and sell such Inventory as provided herein. This right and license is subject to the terms of the Intercreditor Agreement and shall inure to the benefit of all successors, assigns and transferees of Collateral Agent, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license is granted free of charge and does not require the consent of any other Person. Each Obligor represents and warrants that there are no restrictions on Collateral Agent's ability and no other license, consent or approval of any Person or Governmental Authority is required for Collateral Agent, to sell or dispose of any Inventory or other Collateral other than as set forth in the Intercreditor Agreement.

          4.9      Intellectual Property.

               (a) Each Obligor (either itself or through licensees) will (i) continue to maintain each trademark (or trademark registration) material to its business in full force and effect free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such trademark (or trademark registration), (iii) use such trademark (or trademark registration) with the appropriate notice of registration and all other notices and legends required by applicable law, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such trademark (or trademark registration) may become invalidated or impaired in any way.

               (b) No Obligor (either itself or through licensees) will do any act, or omit to do any act, whereby any material patent (or patent registration) may become forfeited, abandoned or dedicated to the public.

               (c) Each Obligor (either itself or through licensees) (i) will employ each material copyright (or copyright registration) and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material copyrights (or copyright registrations) may become invalidated or otherwise impaired. No Obligor will (either itself or through licensees) do any act whereby any material copyrights (or copyright registrations) may fall into the public domain.

               (d) No Obligor (either itself or through licensees) will do any act that knowingly uses any material intellectual property to infringe the intellectual property rights of any other Person.

               (e) Each Obligor will notify Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any material intellectual property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding, such Obligor's ownership of, or the validity of, any material intellectual property or such Obligor's right to register the same or to own and maintain the same.

               (f) Whenever any Obligor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any intellectual property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Obligor shall report such filing to Collateral Agent and update Schedule 5.16. Upon the request of Collateral Agent, such Obligor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as Collateral Agent may request to evidence Collateral Agent's Lien in any copyright, patent or trademark and the goodwill and general intangibles of such Obligor relating thereto or represented thereby.

               (g) Such Obligor will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all material intellectual property owned by it.

               (h) In the event that any material intellectual property is infringed upon or misappropriated or diluted by a third party, such Obligor shall (i) take such actions Collateral Agent shall reasonably deem appropriate under the circumstances to protect such intellectual property and (ii) if such intellectual property is of economic value, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

          4.10     Further Assurances.

          Each Obligor shall cause all of its properties to be subject to the Collateral Agent's Liens and take all actions and execute all documents requested by Collateral Agent to grant, perfect and/or maintain such Liens, including, without limitation, the execution and delivery of Mortgages in respect of Real Property acquired after the Closing. Each Obligor covenants and agree that it will notify the Noteholder Group no less than thirty (30) days prior to acquiring in fee after the Closing Date any Real Property.

5. REPRESENTATIONS AND WARRANTIES.

          The Obligors jointly and severally represent and warrant to each Noteholder and the Collateral Agent:

          5.1      Representations and Warranties Set forth on Exhibit 5.

          Each of the representations and warranties set forth on Exhibit 5 is true and correct as of the Closing and shall continue to be true until the Obligations have been paid in full, except to the extent any representation or warranty expressly relates to an earlier date.

          5.2      Private Offering by the Obligors.

          None of the Obligors nor anyone acting on their behalf has offered any of the Notes or the Guarantees or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Noteholders, the Lenders and not more than 15 other Institutional Investors, each of which has been offered the Notes or such similar securities at a private sale for investment. None of the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance and sale of the Notes or the Guarantees to the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). For purposes of this Agreement, the term "Institutional Investor" shall mean (a) any original purchaser of a Note, (b) any Holder holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          5.3      Foreign Assets Control Regulations, etc.

          Neither the sale of the Notes by the Companies hereunder with the benefit of the Guarantees nor the Obligors' use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          5.4      Status Under Certain Statutes.

          None of the Obligors nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

6. AFFIRMATIVE COVENANTS.

          Each Obligor covenants and agrees that until full and final payment of the Obligations and the termination of this Agreement, each Obligor shall and shall cause each of its respective Subsidiaries to do all of the following:

          6.1      Accounting System.

          Maintain a system of accounting that enables Parent and its Subsidiaries to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by the Noteholder Group. Parent and its Subsidiaries also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

          6.2      Collateral Reporting.

          Provide to each Noteholder: (i) when provided to the Bank Agent, a copy of each Borrowing Base Certificate delivered in accordance with the terms of the Bank Loan Agreement if requested by the Noteholders; and (ii) reports related to the Collateral, or the financial condition of the Obligors, as the Noteholders may reasonably request.

          6.3      Financial Statements, Reports, Certificates.

          Deliver to each Noteholder:

               (a) as soon as available, but in any event within 30 days (45 days (or such lesser number of days as may be required pursuant to the Exchange Act) in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Parent's fiscal years,

                    (1) a company prepared consolidated and consolidating (based on internal management reports) balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

                    (2) a certificate signed by the chief financial officer of
               Parent to the effect that:

                         (A) the consolidated financial statements delivered
                    hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                         (B) the representations and warranties of the Obligors
                    contained in this Agreement and the other Note Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                         (C) there does not exist any condition or event that
                    constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action the Obligors have taken, are taking, or propose to take with respect thereto), and

                    (3) for each month that is the date on which a financial
               covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and

               (b) as soon as available, but in any event within 90 days (or such lesser number of days as may be required pursuant to the Exchange
          Act) after the end of each of Parent's fiscal years,

                    (1) consolidated financial statements of Parent and its
               Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to the Noteholder Group and certified, without any qualifications (including, without limitation, (A) any going concern or like qualification or exception or (B) any qualification as to the scope of such audit), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                    (2) a certificate of such accountants addressed to the
               Noteholder Group stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20,

               (c) as soon as available, but in any event on or prior to the last day of each Fiscal Year, copies of the Obligors' Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to the Noteholders, for the forthcoming 3 years, year by year, and for the next Fiscal Year, month by month, certified by an Authorized Person as being such officer's good faith best estimate of the financial performance of the Obligors during the period covered thereby, and

               (d) if and when filed by any Obligor,

                    (1) 10-Q quarterly reports, Form 10-K annual reports, and
               Form 8-K current reports,

                    (2) any other filings made by any Obligor with the SEC,

                    (3) copies of Obligors' federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                    (4) any other information that is provided by Parent to its shareholders generally,

               (e) if and when filed by any Obligor and as requested by the Noteholder Group, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) any Obligor conducts business or is required to pay any such excise tax, (ii) where any Obligor's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Obligor, or (iii) where any Obligor's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

               (f) as soon as an Obligor has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that such Obligor proposes to take with respect thereto,

               (g) (i) promptly and in any event (A) within 10 days after any Obligor or any ERISA Affiliate thereof knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Benefit Plan has occurred,
          (B) within 10 days after any Obligor or any ERISA Affiliate thereof knows or has reason to know that any other Termination Event with respect to any Benefit Plan has occurred, or (C) within 10 days after any Obligor or any ERISA Affiliate thereof knows or has reason to know that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under
          Section 412 of the IRC or the equivalent provision under any federal, state, local or foreign counterparts or equivalents thereof with respect to a Benefit Plan, a statement of an Authorized Person setting forth the details of such occurrence and the action, if any, which such Obligor or such ERISA Affiliate propose to take with respect thereto, (ii) promptly and in any event within 3 days after receipt thereof by any Obligor or any ERISA Affiliate thereof from the PBGC, copies of each notice received by any Obligor or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (iii) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by Collateral Agent, copies of each Schedule B (Actuarial Information) or the federal, state, local or foreign equivalent thereof to the annual report (Form 5500 Series) or the federal, state, local or foreign equivalent thereof with respect to each Benefit Plan and Multiemployer Plan, (iv) promptly and in any event within 10 days after any Obligor or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of Section 412 of the IRC or the equivalent provision under any federal, state, local or foreign counterparts or equivalents thereof has not been made when due with respect to a Benefit Plan, (v) promptly and in any event within 3 days after receipt thereof by any Obligor or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by any Obligor or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or the equivalent provision under any federal, state, local or foreign counterparts or equivalents thereof or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA or the equivalent provision under any federal, state, local or foreign counterparts or equivalents thereof, and (vi) promptly and in any event within 10 days after any Obligor or any ERISA Affiliate thereof send notice of a plant closing or mass layoff (as defined in the Worker Adjustment and Retraining Notification Act) to employees, copies of each such notice sent by any Obligor or any ERISA Affiliate thereof,

               (h) upon the request of the Noteholder Group, any other report reasonably requested relating to the financial condition of the Obligors, and

               (i) (x) promptly after receipt or delivery thereof, copies of any material notices that any Obligor receives from or sends to any Person in connection with the Note Documents, the Fiat Magneti Agreements and any Franchise Agreements, and (y) promptly after the effective date thereof, any amendments, modifications, waivers or other changes to any of the foregoing agreements; provided that only material amendments, modifications, waivers or other changes to any Franchise Agreements need to be delivered to the Collateral Agent.

          In addition to the financial statements referred to above, the Obligors agree that no Obligor, or any Subsidiary of an Obligor, will have a fiscal year different from that of Parent. The Obligors agree that their independent certified public accountants are authorized to communicate with the Noteholder Group and to release to the Noteholder Group whatever financial information concerning the Obligors that the Noteholder Group reasonably may request; provided that Administrative Obligor shall have the right to be present in respect of any such communications. Each Obligor waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by the Noteholder Group pursuant to or in accordance with this Agreement, and agrees that the Noteholder Group may contact directly any such accounting firm or service bureau in order to obtain such information; provided that the Noteholder Group will give Administrative Obligor reasonable prior notice thereof and permit such Obligor to participate in any such discussions.

          6.4      Return.

          Cause returns and allowances as between Obligors and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of the applicable Obligor (including special promotions and programs), as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Obligor, the applicable Obligor promptly shall determine the reason for such return and, if the applicable Obligor accepts such return, issue a credit memorandum (with a copy to be sent to Collateral Agent upon request) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Obligor, the applicable Obligor promptly shall determine the reason for such return and, if Collateral Agent consents (which consent shall not be unreasonably withheld or required in connection with special promotions or programs), issue a credit memorandum (with a copy to be sent to Collateral Agent upon request) in the appropriate amount to such Account Debtor.

          6.5      Maintenance of Properties.

          Maintain and preserve in all material respects all of its properties (including Real Property) which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

          6.6      Taxes.

          Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against the Obligors or any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. The Obligors will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including the Canadian Income Tax Act and including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal or provincial income taxes, and will, upon request, furnish Collateral Agent with proof satisfactory to Collateral Agent indicating that the applicable Obligor has made such payments or deposits. Upon the request of the Noteholder Group, the Obligors shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which any Obligor is required to pay any such excise tax.

          6.7      Insurance.

               (a) At Companies' expense, maintain, and cause each of the Obligors' franchisees to maintain, insurance respecting the property and assets of the Obligors wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. The Obligors also shall maintain, and cause each of the Obligors' franchisees, to the extent such franchisees are required pursuant to the terms of the applicable Franchise Agreement, to maintain, business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to the Noteholder Group. The Companies shall deliver copies of all such policies (other than franchisees' policies) to Collateral Agent with a satisfactory lender's loss payable endorsement naming Collateral Agent as payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Collateral Agent in the event of cancellation of the policy for any reason whatsoever.

               (b) Administrative Obligor shall give the Noteholder Group prompt notice of any loss covered by insurance as set forth in Section 6.7(a). Except as provided in the proviso at the end of this sentence and except with respect to any proceeds of insurance in respect of Inventory, any monies in excess of $250,000 received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over in accordance with the terms of the Intercreditor Agreement.

               (c) The Obligors shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Collateral Agent is included thereon as named insured with the loss payable to Collateral Agent under a lender's loss payable endorsement or its equivalent. Administrative Obligor immediately shall notify Collateral Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Collateral Agent.

          6.8      Location of Inventory and Equipment.

          Keep the Inventory and Equipment only at the locations identified on
Schedule 5.5; provided, however, that Administrative Obligor may amend Schedule
5.5 so long as such amendment occurs by written notice to Collateral Agent not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and Canada and so long as, at the time of such written notification, the applicable Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected the Collateral Agent's Liens on such assets and also provides to Bank Agent (subject to the terms of the Intercreditor Agreement) a Collateral Access Agreement for each Leased Real Property used in the manufacturing, warehousing and distribution operations of the Obligors.

          6.9      Compliance with Laws.

          Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act, the Americans With Disabilities Act, and all laws, rules and regulations related to franchising and licensing as applicable to the Obligors and their business, assets and properties, which compliance shall be satisfactory to the Noteholder Group, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

          6.10     Leases.

          Pay when due all rents and other amounts payable under any leases to which any Obligor is a party or by which any Obligor's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

          6.11     Brokerage Commissions.

          Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Companies' obtaining financing from the Noteholder Group under this Agreement. Companies agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Companies, and each Company agrees to indemnify, defend, and hold Collateral Agent and the Noteholder Group harmless from and against any claim of any broker or finder arising out of Companies' obtaining financing from the Noteholder Group under this Agreement.

          6.12     Existence.

          At all times preserve and keep in full force and effect each Obligor's valid existence and good standing and any rights and privileges material to Obligors' businesses.

          6.13     Environmental.

                   (a) Keep any property either owned, leased or operated by any Obligor free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to the Noteholder Group documentation of such compliance which Collateral Agent reasonably requests, (c) promptly notify the Noteholder Group of any release of a Hazardous Material of any reportable quantity from or onto property owned, leased or operated by any Obligor and take any Remedial Actions required to abate said release that are required pursuant to applicable Environmental Law, (d) promptly provide the Noteholder Group with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of any Obligor or (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Obligor, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change, and (e) upon the request of the Noteholder Group in its sole discretion based on the results of Phase I environmental surveys, cause Phase II environmental surveys to be conducted with respect to any Real Property owned by any Obligor with the report thereon delivered to the Noteholder Group.

          6.14     Other Disclosure Updates.

          Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify the Noteholder Group if any written information, exhibit, or report furnished to the Noteholder Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Note Document or in the execution, acknowledgement, filing, or recordation thereof. Without limiting the generality of the foregoing, the Obligors shall supplement each Schedule hereto, or any representation herein or in any other Note Document, with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein); provided that no such supplement to any such Schedule or representation shall amend, supplement or otherwise modify any Schedule or representation, or be or be deemed a waiver of any Default or Event of Default resulting from the matters disclosed therein, except as consented to in accordance with Section 15.1.

          6.15     Commercial Tort Claims; Organizational ID Number.

          Immediately upon obtaining any commercial tort claim, deliver to the Collateral Agent an updated Schedule 5.7 and the other documents required under
Section 4.4. Immediately upon obtaining an organizational identification number (to the extent such Obligor has not been issued such number on or prior to the Closing Date), notify Collateral Agent in writing and deliver to Collateral Agent an updated Schedule 5.7.

          6.16     Inventory Divestiture Plan.

          Use its best efforts to consummate the Inventory Divestiture Plan in all material respects on or before the applicable completion date set forth therein.

7. NEGATIVE COVENANTS.

          Each Obligor covenants and agrees that until full and final payment of the Obligations and the termination of this Agreement, each Obligor will not and will not permit any of its Subsidiaries to do any of the following:

          7.1      Indebtedness.

          Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except the following ("Permitted Indebtedness"):

               (a) Indebtedness evidenced by this Agreement and the other Note Documents and Indebtedness evidenced by the Bank Loan Agreement;

               (b) Indebtedness existing as of the Closing Date set forth on
          Schedule 5.20;

               (c) Permitted Purchase Money Indebtedness;

               (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in the Noteholder Group's reasonable discretion, materially impair the prospects of repayment of the Obligations by the Obligors or materially impair Obligors' creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Obligor, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Noteholder Group as those that were applicable to the refinanced, renewed, or extended Indebtedness; and

               (e) Indebtedness comprising Permitted Investments.

          7.2      Liens.

          Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

          7.3      Restrictions on Fundamental Changes.

               (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock. (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

               (c) Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

          7.4      Disposal of Assets.

          Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Obligor.

          7.5      Change Name.

          Change any Obligor's name, organizational identification number, state of incorporation, FEIN, corporate structure, or identity, or add any new fictitious name; provided, however, that an Obligor may change its name upon at least 30 days prior written notice to Collateral Agent of such change and Collateral Agent's acknowledgement thereof and so long as, at the time of such written notification, such Person provides any financing statements or fixture filings necessary to perfect and continue perfected the Collateral Agent's Liens.

          7.6      Guarantee.

          Except pursuant to or as otherwise permitted by this Agreement or a Guaranty, guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Companies or which are transmitted or turned over to the Bank Agent or the Collateral Agent.

          7.7      Nature of Business.

          Make any change in the principal nature of any Obligor's business.

          7.8      Prepayments and Amendments.

               (a) Except in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Obligor, other than the Obligations in accordance with this Agreement.

               (b) (i) Except in connection with a refinancing permitted by
          Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c) or (e),
          (ii) directly or indirectly, amend, modify, alter or change any of the terms or conditions of any of the Fiat Magneti Agreements or (iii) enter into any amendment or modification of the Bank Loan Agreement or the Loan Documents to the extent prohibited by the Intercreditor Agreement.

               (c) Directly or indirectly, by deposit of monies or otherwise, make any payment on account of any principal, premium or interest payable in connection with any Indebtedness under the Bank Loan Agreement other than in accordance with the terms of the Intercreditor Agreement and the Bank Loan Agreement.

          7.9      Consignments.

          Consign any Inventory in an aggregate amount in excess of $2,000,000 at any time, or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

          7.10     Distributions.

          Other than distributions or declaration and payment of dividends by any Subsidiary of a Parent to an Obligor, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of an Obligor's Stock, of any class, whether now or hereafter outstanding; provided that Parent may redeem or acquire shares of restricted common Stock of Parent from management employees of the Obligors in settlement of such employees' tax obligations in respect thereof in a maximum aggregate amount not in excess of $500,000 per fiscal year.

          7.11     Accounting Methods.

          Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of the Obligors accounting records without said accounting firm or service bureau agreeing to provide Collateral Agent information regarding the Collateral or Obligors' financial condition.

          7.12     Investments.

          Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that the Obligors shall not have Permitted Investments (other than in the Cash Management Accounts established under the Bank Loan Agreement) in deposit accounts or Securities Accounts in excess of $250,000 outstanding at any one time unless the applicable Obligor and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Collateral Agent shall determine in its Permitted Discretion, to perfect (and further establish) the Collateral Agent's Liens in such Permitted Investments.

          7.13     Transactions with Affiliates and Franchisees.

          Directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Obligor or any franchisee of an Obligor except for transactions that are in the ordinary course of such Obligor's business, upon fair and reasonable terms, that are fully disclosed to Collateral Agent, and that are no less favorable to such Obligor than would be obtained in an arm's length transaction with a non-Affiliate or non-franchisee; provided that any such transaction or series of transactions having a value in excess of $500,000 shall be disclosed to the Noteholders; provided further that nothing in this
Section 7.13 shall restrict an Obligor's ability to lease and sublease its properties, enter into amendments of Franchise Agreements or otherwise enter into transactions otherwise permitted hereunder in the ordinary course of business consistent with past practices.

          7.14     Suspension.

          Suspend or go out of a substantial portion of its business other than Permitted Dispositions.

          7.15     Compensation.

          Increase the annual fee or per-meeting fees paid to the members of its Board of Directors during any Fiscal Year by more than 15% over the prior Fiscal Year; except as provided in employment and incentive compensation plans or agreements in effect as of the Closing Date, pay or accrue total cash compensation, during any Fiscal Year, to its officers and senior management employees in an aggregate amount in excess of 115% of that paid or accrued in the prior Fiscal Year.

          7.16     Reserved.

          7.17 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees.

          Relocate its chief executive office to a new location without Administrative Obligor providing 30 days prior written notification thereof to Collateral Agent and so long as, at the time of such written notification, the applicable Obligor provides any financing statements or fixture filings necessary to perfect and continue perfected the Collateral Agent's Liens and, if such new location is leased by such Obligor, also provides to the Bank Agent a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Collateral Agent's prior written consent and, unless Collateral Agent otherwise consents, unless such bailee, warehouseman, or similar party has executed a Collateral Access Agreement. If Collateral Agent shall not have received a Collateral Access Agreement, as provided in this Section 7.17, from the owner and lessor with respect to such leased location, duly authorized, executed and delivered by such owner and lessor (or Collateral Agent shall determine to accept a Collateral Access Agreement that does not include all required provisions or provisions in the form otherwise required by the Collateral Agents), Collateral Agent may, at its option, establish such reserves in respect of amounts at any time due or to become due to the owner and lessor thereof as Collateral Agent shall determine.

          7.18     Securities Accounts.

          Establish or maintain any Securities Account unless such Securities Account is permitted under the terms of the Bank Loan Agreement or transfer any assets out of any such Securities Account except as permitted by the Bank Loan Agreement.

          7.19     Parent.

          Parent shall have no assets other than assets subject to the Collateral Agent's Liens.

          7.20     Financial Covenants.

          (a) Permit:

               (1) Total Leverage Ratio. The ratio of (x) Indebtedness outstanding at the end of each period set forth below, less the amount of cash and Cash Equivalents of the Companies subject to a Control Agreement in favor of the Bank Agent at the end of such period, to (y) EBITDA for such period, to exceed the ratio set forth opposite such period:

          ----------------------------------------------------------------
                              Period                            Ratio
          ----------------------------------------------------------------
          For the 12 month period ending March 29, 2003       5.25:1.00
          ----------------------------------------------------------------
          For the 12 month period ending June 28, 2003        6.00:1.00
          ----------------------------------------------------------------
          For the 12 month period ending September 27, 2003   6.10:1.00
          ----------------------------------------------------------------
          For the 12 month period ending January 3, 2004      4.10:1.00
          ----------------------------------------------------------------
          For the 12 month period ending April 3, 2004        3.70:1.00
          ----------------------------------------------------------------
          For the 12 month period ending July 3, 2004         3.60:1.00
          ----------------------------------------------------------------
          For the 12 month period ending October 2, 2004      2.75:1.00
          ----------------------------------------------------------------

               (2) Fixed Charge Coverage Ratio. The ratio of (x) EBITDAR as of the end of each period set forth below to (y) Fixed Charges for such period to be less than the ratio set forth below opposite such period:

          ----------------------------------------------------------------
                              Period                            Ratio
          ----------------------------------------------------------------
          For the 3 month period ending March 29, 2003        0.75:1.00
          ----------------------------------------------------------------
          For the 6 month period ending June 28, 2003         0.90:1.00
          ----------------------------------------------------------------
          For the 9 month period ending September 27, 2003    1.10:1.00
          ----------------------------------------------------------------
          For the 12 month period ending January 3, 2004      1.10:1.00
          ----------------------------------------------------------------
          For the 12 month period ending April 3, 2004        1.25:1.00
          ----------------------------------------------------------------
          For the 12 month period ending July 3, 2004         1.25:1.00
          ----------------------------------------------------------------
          For the 12 month period ending October 2, 2004      1.25:1.00
          ----------------------------------------------------------------

               (3) Interest Coverage Ratio. The ratio of (x) EBITDA for each period set forth below to (y) cash interest expense on a consolidated basis for such period to be less than the ratio set forth below opposite such period:

          -----------------------------------------------------------------
                                     Period                      Ratio
          -----------------------------------------------------------------
          For the 12 month period ending March 29, 2003        1.75:1.00
          -----------------------------------------------------------------
          For the 12 month period ending June 28, 2003         1.35:1.00
          -----------------------------------------------------------------
          For the 12 month period ending September 27, 2003    1.10:1.00
          -----------------------------------------------------------------
          For the 12 month period ending January 3, 2004       1.60:1.00
          -----------------------------------------------------------------
          For the 12 month period ending April 3, 2004         1.75:1.00
          -----------------------------------------------------------------
          For the 12 month period ending July 3, 2004          2.00:1.00
          -----------------------------------------------------------------
          For the 12 month period ending October 2, 2004       2.15:1.00
          -----------------------------------------------------------------

          (b) Fail to maintain:

               (1) Minimum EBITDA. EBITDA for each period set forth below of not less than the amount set forth below opposite such period:

          -----------------------------------------------------------------
                                     Period                     Amount
          -----------------------------------------------------------------
          For the 12 month period ending March 29, 2003      $29,000,000
          -----------------------------------------------------------------
          For the 12 month period ending June 28, 2003       $23,500,000
          -----------------------------------------------------------------
          For the 12 month period ending September 27, 2003  $22,000,000
          -----------------------------------------------------------------
          For the 12 month period ending January 3, 2004     $30,000,000
          -----------------------------------------------------------------
          For the 12 month period ending April 3, 2004       $33,000,000
          -----------------------------------------------------------------
          For the 12 month period ending July 3, 2004        $35,000,000
          -----------------------------------------------------------------
          For the 12 month period ending October 2, 2004     $37,500,000
          -----------------------------------------------------------------

               (2) Minimum Net Worth. Net Worth, at the end of any fiscal quarter, to be less than the sum of (a) 75% of Net Worth as of December 28, 2002, plus (b) 50% of positive Consolidated Net Income, if any, for each fiscal quarter ending after the Closing Date and on or prior to the date of determination, minus (c) Net Restructuring Charges, plus (d) 100% of the amount of Net Cash Proceeds realized by Parent or any of its Subsidiaries from the issuance of equity securities after the Closing Date.

          (c) Make:

               (1) Capital Expenditures. Capital Expenditures (A) in excess of $5,000,000 for the Fiscal Year ended January 3, 2004 or (B) in excess of $2,500,000 for the nine-month period ended October 2, 2004.

          7.21     Inventory Divestiture Plan.

          Enter into any agreement or arrangement in connection with the Inventory Divestiture Plan which would result in a material increase in the average cost of Inventory to the Obligors or their franchisees or enter into any agreement or arrangement that would limit or impair the Obligors' ability to effectuate the Inventory Divestiture Plan.

          7.22     Insurance Service Management.

          Permit any proceeds of the Loans made under the Bank Loan Agreement to be transferred to or otherwise used by or for the benefit of Insurance Service Management, make any loans, advances or contributions to, or other Investments in, or for the benefit of, Insurance Service Management in excess of $150,000 in the aggregate, guaranty or otherwise become liable for any obligations of Insurance Service Management or sell, lease, assign or otherwise transfer any assets or property to Insurance Service Management.

8. EVENTS OF DEFAULT.

          Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

          8.1 If the Obligors fail to pay (i) when due and payable or when declared due and payable (whether by acceleration or otherwise), all or any portion of the principal of any Note or the Guaranteed Obligations or (ii) within three (3) days after the date when due and payable or when declared due and payable (whether by acceleration or otherwise), any other amounts constituting Obligations or Guaranteed Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts) or reimbursement of Noteholder Group Expenses;

          8.2 If the Obligors fail to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Section 6.2, 6.3, 6.6,
6.7 or 6.12 or in Section 7 of this Agreement or in any of the other Note Documents or in the Warrant or the Warrant Agreement;

          8.3 If the Obligors fail to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement or in any of the other Note Documents and such failure shall remain uncured for thirty
(30) days;

          8.4 If any material portion of any Obligor's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person which has not been discharged, vacated or stayed within thirty (30) days;

          8.5 If an Insolvency Proceeding is commenced by any Obligor or any of its Subsidiaries;

          8.6 If an Insolvency Proceeding is commenced against any Obligor, or any of its Subsidiaries, and any of the following events occur: (a) the applicable Obligor or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency

Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Obligor or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

          8.7 If any Obligor or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          8.8 Other than in respect of Permitted Protests, if a notice of Lien, levy, or assessment is filed of record with respect to any Obligor's or any of its Subsidiaries' assets by the United States or Canada, or any department, agency, or instrumentality thereof, or by any state, provincial, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any Obligor's or any of its Subsidiaries' assets and the same is not paid on the payment date thereof;

          8.9 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of any Obligor's or any of its Subsidiaries' properties or assets;

          8.10 If there is a default in any Material Contract to which any Obligor or any of its Subsidiaries is a party, including, without limitation, under the Bank Loan Agreement or any other Loan Document, and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of the applicable Obligor's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

          8.11 If any Obligor or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

          8.12 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Records made to the Noteholder Group by any Obligor, its Subsidiaries, or any officer, employee, agent, or director of any Obligor or any of its Subsidiaries;

          8.13 If there if a loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Obligor or any of its Subsidiaries and such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Change.

          8.14 If the obligation of any Guarantor under its Guaranty is limited or terminated by operation of law or by such Guarantor thereunder;

          8.15 If this Agreement or any other Note Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected Lien on or security interest in the Collateral covered hereby or thereby; or

          8.16 If any Obligor or any of its Subsidiaries or any of their ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, such Obligor or any of its Subsidiaries or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $250,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, an Obligor's or such Subsidiary's, or such ERISA

Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $250,000;

          8.17 If any Termination Event with respect to any Benefit Plan shall have occurred, and, 30 days thereafter, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Benefit Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Benefit Plan by more than $250,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971
or 4975 of the Code, the liability is in excess of such amount); or

          8.18 Any provision of any Note Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Obligor, or a proceeding shall be commenced by any Company, or by any Governmental Authority having jurisdiction over any Obligor, seeking to establish the invalidity or unenforceability thereof, or any Obligor shall deny that any Obligor has any liability or obligation purported to be created under any Note Document; or

          8.19 A Material Adverse Change shall occur; or

          8.20 A Change of Control shall occur; or

          8.21 If there is a default by any Obligor under any Warrant or in the Warrant Agreement.

9. NOTEHOLDERS AND COLLATERAL AGENT'S RIGHTS AND REMEDIES.

          9.1 Rights and Remedies.

          Upon the occurrence, and during the continuation, of an Event of Default, subject to the Intercreditor Agreement, the Collateral Agent, if directed by the Required Holders, shall, on behalf of the Noteholder Group:

               (a) declare all or any portion of the Obligations, whether evidenced by this Agreement, the Notes by any of the other Note Documents, or otherwise, immediately due and payable;

               (b) cause the Obligors to hold all returned Inventory in trust for the Noteholder Group, segregate all returned Inventory from all other assets of the Obligors or in the Obligors' possession and conspicuously label said returned Inventory as the property of the Noteholder Group;

               (c) send notices of the existence of Events of Default to any Person;

               (d) terminate the Noteholder Group's obligations under this Agreement and any of the other Note Documents immediately and without notice as to any future liability or obligation of the Noteholder Group, but without affecting any of the Collateral Agent's Liens in the Collateral and without affecting the Obligations;

               (e) settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Collateral Agent considers advisable, and in such cases, Collateral Agent will credit the Loan Account with only the net amounts received by Collateral Agent in payment of such disputed Accounts after deducting all Noteholder Group Expenses incurred or expended in connection therewith;

               (f) without notice to or demand upon any Obligor, make such payments and do such acts as Collateral Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Obligor agrees to assemble the Personal Property Collateral if Collateral Agent so requires, and to make the Personal Property Collateral available to Collateral Agent at a place that Collateral Agent may designate which is reasonably convenient to both parties. Each Obligor authorizes Collateral Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Collateral Agent's determination appears to conflict with the Collateral Agent's Liens and to pay all expenses incurred in connection therewith, for the Obligors' account. With respect to any of Obligors' owned or leased premises, each Obligor hereby grants Collateral Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Noteholder Group's rights or remedies provided herein, at law, in equity, or otherwise;

               (g) without notice to any Obligor (such notice being expressly waived), and without constituting an acceptance of any collateral in full or partial satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Obligor held by the Noteholder Group, or
          (ii) Indebtedness at any time owing to or for the credit or the account of any Obligor held by the Noteholder Group;

               (h) hold, as cash collateral, any and all balances and deposits of any Obligor held by the Noteholder Group, to secure the full and final repayment of all of the Obligations;

               (i) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral;

               (j) sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Obligors' premises) as Collateral Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

               (k) give notice of the disposition of the Personal Property Collateral as follows:

                    (1) give Administrative Obligor (for the benefit of the
               Obligors) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, the time on or after which the private sale or other disposition is to be made; and

                    (2) personally deliver or mail such notice, postage prepaid, to Administrative Obligor as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; provided, that no notice need be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

               (l) on behalf of the Noteholder Group, credit bid and purchase at any public sale;

               (m) seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, seek the appointment of such a receiver without the requirement of prior notice or a hearing; and

               (n) foreclose any or all of the Mortgages and sell the Real Property or cause the Real Property to be sold in accordance with the provisions of the Mortgages and applicable law and exercise any and all other rights or remedies available to Collateral Agent, on behalf of the Noteholder Group, under the Mortgages or any of the other Note Documents, at law or in equity, with respect to the Collateral encumbered by the Mortgages.

          The election of remedies set forth herein are subject to the terms and provisions of the Intercreditor Agreement.

          The Noteholder Group shall have all other rights and remedies available to it at law or in equity or pursuant to any other Note Documents. Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Obligors. Subject to the Intercreditor Agreement, any excess will be returned, without interest and subject to the rights of third Persons, by Collateral Agent to Administrative Obligor (for the benefit of the applicable Obligors).

          9.2      Remedies Cumulative.

          The rights and remedies of the Noteholder Group under this Agreement, the other Note Documents, and all other agreements shall be cumulative. The Noteholder Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Noteholder Group of one right or remedy shall be deemed an election, and no waiver by the Noteholder Group of any Event of Default shall be deemed a continuing waiver. No delay by the Noteholder Group shall constitute a waiver, election, or acquiescence by it.

          10.      TAXES AND EXPENSES.

          If any Obligor fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, the Noteholders, in their reasonable discretion and without prior notice to any Obligor, may do any or all of the following: (a) make payment of the same or any part thereof, or (b) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as the Noteholders deem prudent. Any such amounts paid by Agent shall constitute Noteholder Group Expenses and any such payments shall not constitute an agreement by the Noteholder Group to make similar payments in the future or a waiver by the Noteholder Group of any Event of Default under this Agreement. The Collateral Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

          11.1     Demand; Protest; etc.

          Each Obligor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Noteholder Group on which any such Obligor may in any way be liable.

          11.2     The Noteholder Group's Liability for Collateral.

          Each Obligor hereby agrees that: (a) so long as the Noteholder Group complies with its obligations, if any, under the Code, the Noteholder Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or
(iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Obligors.

          11.3     Indemnification.

               (a) General. Each Obligor shall pay, indemnify, defend, and hold the Collateral Agent-Related Persons, the Noteholder-Related Persons with respect to each Noteholder, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Note Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Note Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Obligors shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Obligors were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Obligors with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

               (b) Environmental Indemnity. Without limiting Section 11.3(a) hereof, each Obligor shall pay, indemnify, defend, and hold harmless each Indemnified Person against any and all Environmental Liabilities and Costs and all other claims, demands, penalties, fines, liability (including strict liability), losses, damages, costs and expenses (including reasonable legal fees and expenses, consultant fees and laboratory fees), arising out of (i) any releases or threatened releases of any Hazardous Materials (x) at any property presently or formerly owned or operated by such Obligor or any Subsidiary of such Obligor, or any predecessor in interest, or (y) generated and disposed of by such Obligor or any Subsidiary of such Obligor, or any predecessor in interest; (ii) any violations of Environmental Laws;
          (iii) any Environmental Action relating to such Obligor or any Subsidiary of such Obligor, or any predecessor in interest; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of exposure to Hazardous Materials used, handled, generated, transported or disposed by such Obligor or any

          Subsidiary of such Obligor, or any predecessor in interest; and (v) any breach of any warranty or representation regarding environmental matters made by the Obligors in Section 5.14 or the breach of any covenant made by the Obligors in Section 6.15.

          11.4     Effectiveness.

          This Agreement shall be binding and deemed effective when executed and delivered by the Obligors, the Collateral Agent, and each Noteholder whose signature is provided for on the signature pages hereof.

          11.5     Section Headings.

          Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

          11.6     Interpretation.

          Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Noteholder Group or Obligors, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

          11.7     Counterparts; Telefacsimile Execution.

          This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Note Document mutatis mutandis.

          11.8     Revival and Reinstatement of Obligations.

          If the incurrence or payment of the Obligations by any Obligor or the transfer to the Noteholder Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Noteholder Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Noteholder Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Noteholder Group related thereto, the liability of each Obligor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

12. NOTICES.

          All notices and communications provided for hereunder shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) either (a) personally delivered or (b) sent by telecopy (receipt confirmed), by a recognized overnight delivery service (with charges prepaid), by electronic mail (receipt confirmed) or by registered or certified mail (postage prepaid, return receipt requested). Any such notice must be sent:

          (a) if to any Noteholder or its nominee, to such Noteholder or nominee at the address specified for such communications in Schedule A, or at such other address as such Noteholder or nominee shall have specified to the Collateral Agent and the Administrative Obligor in writing, with copies to:

                           Choate, Hall & Stewart
                           Exchange Place
                           53 State Street
                           Boston, Massachusetts 02109
                           Attn:  Laura C. Glynn, Esq.
                           Direct Dial: 617 248 5048
                           Telecopier:  617 248 4000
                           Electronic Mail: lglynn@choate.com


          (b) if to any other Holder of any Note, to such Holder at such address as such other Holder shall have specified to the Collateral Agent and the Administrative Obligor in writing, with copies to:

                           Choate, Hall & Stewart
                           Exchange Place
                           53 State Street
                           Boston, Massachusetts 02109
                           Attn:  Laura C. Glynn, Esq.
                           Direct Dial: 617 248 5048
                           Telecopier:  617 248 4000
                           Electronic Mail: lglynn@choate.com

          (c) if to the Collateral Agent, at its address set forth below, or at such other address as the Collateral Agent shall have specified to each Holder and the Administrative Obligor in writing.

                           U.S. Bank National Association Goodwin Square 225 Asylum Street 23rd Floor Hartford, Connecticut 06103 Attn:Corporate Trust Telecopier: 860-241-6881
                           Telephone: 860-241-6859.

          (d) if to any Obligor, to the Administrative Obligor at its address set forth below, or at such other address as the Administrative Obligor shall have specified to each Holder and the Collateral Agent in writing.

                           MIDAS INTERNATIONAL CORPORATION
                           1300 Arlington Heights Road
                           Itasca, Illinois  60143
                           Attn:  Chief Financial Officer
                           Fax No.  (630) 438-3880

         with copies to:   GREENBERG TRAURIG, P.C.
                           77 West Wacker Drive, Suite 2500
                           Chicago, Illinois  60601
                           Attn:  Nancy A. Mitchell, Esq.
                           Fax No.  (312) 456-8435

All notices or communications sent in accordance with this Section, other than notices by the Collateral Agent or any Noteholder in connection with the enforcement of rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Obligor acknowledges and agrees that notices sent by the Collateral Agent or any Noteholder in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

          THE VALIDITY OF THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER NOTE DOCUMENT IN RESPECT OF SUCH OTHER NOTE DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO CONFLICT OF LAW OR CHOICE OF LAW PRINCIPLES).

          THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH OF THE OBLIGORS, EACH OF THE NOTEHOLDERS AND THE COLLATERAL AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

          EACH OF THE OBLIGORS, EACH OF THE NOTEHOLDERS AND THE COLLATERAL AGENT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE NOTE DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL

OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF THE OBLIGORS, EACH OF THE NOTEHOLDERS AND THE COLLATERAL AGENT REPRESENT THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

          14.1     Registration of Notes.

          The Administrative Obligor shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and no Obligor shall be affected by any notice or knowledge to the contrary. The Administrative Obligor shall give to any Holder of a Note that is an Institutional Investor and to the Collateral Agent promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

          14.2     Transfer and Exchange of Notes.

          Upon surrender of any Note at the notice address of the Administrative Obligor for purposes of this Agreement for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Companies shall execute and deliver, at the Companies' expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of
Exhibit 1-A or Exhibit 1-B hereto, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Administrative Obligor may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Term A Notes or Term B Notes, one Term A Note and one Term B Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section. Notwithstanding the foregoing, no Holder of a Note shall knowingly transfer all or any portion of any Note to a Person, a substantial portion of whose business consists of the operation or franchising of automotive repair facilities.

          14.3     Replacement of Notes.

          Upon receipt by the Administrative Obligor of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

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               (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Note is, or is a nominee for, an original Noteholder or another Holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

               (b) in the case of mutilation, upon surrender and cancellation thereof, the Administrative Obligor at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

15. AMENDMENT AND WAIVER.

          15.1     Requirements.

          This Agreement, the Notes and each other Note Document (other than the Intercreditor Agreement, the Warrants and the Warrant Agreement, the amendment and waiver of which are governed by the respective provisions of such documents) may be amended, and the observance of any term hereof or of the Notes or any other Note Document (other than the Intercreditor Agreement, the Warrants and the Warrant Agreement) may be waived (either retroactively or prospectively), with (and only with) the written consent of the Administrative Obligor and the Required Holders (or in the case of a Note Document to which the Collateral Agent is a party, but the Noteholders are not parties, without the written consent of the Administrative Obligor and the Collateral Agent (acting at the direction of the Required Holders), except that (a) no amendment or waiver of any of the provisions of Section 1, 3 or 19 hereof, or any defined term (as it is used therein), will be effective as to any Noteholder unless consented to by such Noteholder in writing, (b) no such amendment or waiver may, without the written consent of the Holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of this Agreement relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes, (ii) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 2, 15, 20, or 24, and (c) no amendment, modification or waiver shall adversely affect any of the Collateral Agent's rights, immunities or rights to indemnification hereunder or under any of the other Note Documents or expand its duties or reduce any amount payable to the Collateral Agent hereunder or under any of the other Note Documents without the written consent of the Collateral Agent. The Noteholders and the Collateral Agent shall not amend this Agreement if such amendment would be prohibited by the Intercreditor Agreement.

          For purposes of this Agreement, the term "Required Holders" or "Required Noteholders" shall mean, at any time, (i) the Holders of more than 50% in principal amount of the Term A Notes at the time outstanding, together with
(ii) the Holders of more than 50% in principal amount of the Term B Notes at the time outstanding, in each case, exclusive of any Notes then owned by any Obligor or any of their respective Affiliates.

          15.2     Solicitation of Holders of Notes.

          (a) Solicitation. The Obligors will provide each Holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any other Note Document. The Obligors will deliver executed or true and correct copies of each

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

amendment, waiver or consent effected pursuant to the provisions of this Section to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

          (b) Payment. No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any other Note Document unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding even if such Holder did not consent to such waiver or amendment.

          15.3     Binding Effect, etc.

          Any amendment or waiver consented to as provided in this Section applies equally to all Holders of Notes and is binding upon them and upon each future Holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between any Obligor and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note or other Note Document shall operate as a waiver of any rights of any Holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

          15.4     Notes held by Obligor, etc.

          Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes or any other Note Document, or have directed the taking of any action provided herein or in the Notes or any other Note Document to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any Affiliate of any Obligor shall be deemed not to be outstanding.

16. CONCERNING THE COLLATERAL AGENT

          16.1     Certain Notices.

          (a) Each Noteholder hereby agrees to give written notice to the Collateral Agent of any demand for payment in full of the Obligations owing to the demanding party, whether by acceleration of such obligations or otherwise. Any Required Holders giving a Remedies Notice shall contemporaneously give a copy thereof to each of the other Noteholders and the Collateral Agent.

          (b) No Noteholder shall incur liability of any kind should it, upon the occurrence of any Event of Default, refrain from accelerating maturity or otherwise demanding payment in full of any Obligations owing to it, or should it refrain from exercising any of its rights and remedies against any Obligor in respect of the Obligations.

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

          16.2     Enforcement.

          The Collateral Agent shall (subject to the provisions of this section
16) take any such actions (and only such actions) in the exercise of rights and remedies under the Note Documents as are directed by the Required Holders; provided that the Collateral Agent, without direction, may but shall not be obligated to take such actions as it shall in its good faith judgment determine are necessary to prevent impairment of the Collateral or the Collateral Agent's Liens. It is acknowledged that the Collateral Agent shall have no obligation to take any action (including, without limitation, submitting such matter to court) unless it has received security or indemnity as contemplated by Section 16.8.

          16.3     Agents.

          No Noteholder is acting as agent for any other Noteholder; and nothing stated or implied in this Agreement shall be deemed to create such an agency relationship.

          16.4     Appointment of Collateral Agent.

          Each of the Noteholders hereby appoints the Collateral Agent to act as collateral agent (or as administrative agent solely for purposes of the Mortgages) pursuant to the terms of this Agreement and the other Note Documents and hereby irrevocably authorize the Collateral Agent to execute and enter into the Intercreditor Agreement and to take such action and perform such duties as are expressly provided therein, and the Collateral Agent hereby accepts such appointment. The relationship between the Collateral Agent and the Holders of the Obligations is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Note Documents shall be construed to appoint the Collateral Agent as a trustee or other fiduciary for any such holder.

          16.5     Limitations on Responsibility of Collateral Agent.

          (a) The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any other Note Document, except for those made by it herein. The Collateral Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of any Obligor to the Collateral, as to the security afforded by this Agreement or any other Note Document or as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any other Note Document, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters. The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral. The Collateral Agent shall have no duty to any Obligor or to the Holders of as to the care of any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it. The Collateral Agent's duties and responsibilities shall be determined solely by the provisions of this Agreement and the other Note Documents to which it is a party, and the Collateral Agent shall not be liable or responsible for any duties or obligations set forth in any other document to which it is not a party. The designation of U.S. Bank National Association as "administrative agent" for purposes of the Mortgages is for convenience only, and shall not confer on U.S. Bank National Association any additional duties or responsibilities.

          (b) The Collateral Agent shall not be responsible for any loss suffered with respect to any investment permitted to be made under this Agreement and shall not be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Collateral Agent may be liable for losses due to its willful misconduct, gross negligence or breach of its agreement set forth herein. The Collateral Agent shall not be required to ascertain or inquire as to the performance by any Obligor of any of the covenants or agreements contained herein or in any of the other Note Documents. Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such Person in connection with this Agreement or any other Note Document except for such Person's gross negligence or willful misconduct. Neither the Collateral Agent nor any officer shall be personally liable for any action taken by any such Person in accordance with any notice given by the Required Holders in accordance with and pursuant to the terms of this Agreement even if, at the time such action is taken by any such Person, the Required Holders or Persons purporting to be the Required Holders are not so authorized by the Required Holders to give such notice, except where a Responsible Officer of the Collateral Agent has actual knowledge that such Required Holders or Persons purporting to be the Required Holders are not so authorized by the Required Holders to give such notice. The Collateral Agent may execute any of the powers granted under this Agreement or any of the other Note Documents and perform any duty hereunder or thereunder either directly or by or through agents, receivers, or attorneys-in-fact and shall not be responsible for anything done by such agents, receivers or attorneys-in-fact selected by it with due care.

          (c) Whenever pursuant to the provisions hereof or of any other Note Document it is required that any party hereto obtain the consent or approval of the Collateral Agent, or that any matter prove satisfactory to the Collateral Agent, or if the Collateral Agent, in its best judgment, needs clarification or instruction concerning its duties or obligations hereunder, the Collateral Agent, prior to giving any such consent or approval or indicating its satisfaction with any such matter, or performing such duty or obligation, shall (except where the failure to do so, in its good faith judgment, could imperil the Collateral or the Collateral Agent's Liens thereon) be required to consult with the Holders in a manner deemed reasonable by the Collateral Agent, and the Collateral Agent shall be protected in following any direction of the Required Holders.

          (d) The foregoing provisions of this section 16.5 shall not relieve the Collateral Agent of any liability for any failure to perform any contractual duty expressly undertaken by it to be performed under this Agreement if such liability is caused by the gross negligence or willful misconduct of the Collateral Agent.

          16.6     Reliance by Collateral Agent; Etc.

          (a) Whenever in the performance of its duties under this Agreement the Collateral Agent shall deem it necessary or desirable that a matter be proved or established with respect to any Person in connection with the taking, suffering or omitting of any action hereunder by the Collateral Agent, such matter may be conclusively deemed to be proved or established by a certificate executed by an officer of such Person, and the Collateral Agent shall have no liability with respect to any action taken, suffered or omitted in reliance in good faith thereon.

          (b) The Collateral Agent may consult with counsel and shall be fully protected in taking any action hereunder in good faith in accordance with any advice of such counsel. The Collateral Agent shall have the right but not the obligation at any time to seek instructions concerning the administration of this Agreement, the duties created hereunder, or any of the Collateral from any court of competent jurisdiction.

         (c) The Collateral Agent shall be fully protected in relying in good faith upon any resolution, statement, certificate, instrument, opinion, Report, notice, request, consent, order or other paper or document which it believes to be genuine and to have been signed or presented by the proper party or

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

parties. In the absence of its gross negligence or willful misconduct, the Collateral Agent may conclusively rely in good faith, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificate or opinions furnished to the Collateral Agent in connection with this Agreement.

          (d) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default unless and until a Responsible Officer of the Collateral Agent shall have received a notice of such Event of Default. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such a notice to inquire whether an Event of Default has, in fact, occurred and shall be entitled to rely in good faith conclusively, and shall be fully protected in so relying, on any certificate so furnished to it and shall have no obligation, absent written instructions from the Required Holders to take or omit to take any action with respect to such notice of Event of Default.

          (e) To the extent the Collateral Agent is required to determine any amount, or take any action to distribute any amount, of any Obligation or other payments hereunder, it shall have no obligation to do so unless such amount shall have been certified in writing by the Required Holders as being the amount in question. Each of the other parties hereto agrees to certify such amounts upon request of the Collateral Agent. If any dispute or disagreement shall arise as to the allocation of any sum of money received by the Collateral Agent hereunder or under any other Note Document, the Collateral Agent shall have the right to deliver such sum to a court of competent jurisdiction and therein commence an action for interpleader.

          16.7     Resignation or Removal of the Collateral Agent.

          The Collateral Agent may at any time resign by giving sixty (60) days prior written notice thereof to each Holder and the Administrative Obligor, and the Collateral Agent may at any time be removed with or without cause (consisting of fraud, gross misconduct, willful or reckless breach of this Agreement or other just cause, as determined in their discretion by the Required Holders) by sixty (60) days prior written notice thereof to the Collateral Agent, each other Holder and the Administrative Obligor given by the Required Holders, provided that in the case of fraud, gross misconduct or willful or reckless breach of this Agreement such removal may be effective immediately upon five (5) days after giving of such notice to the Collateral Agent and provided further that no resignation or removal shall be effective until a successor for the Collateral Agent is appointed. Upon such resignation or removal, the Required Holders shall have the right to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Holders and shall have accepted such appointment within forty-five (45) days after the retiring Collateral Agent's giving of notice of resignation or the giving of notice of removal, as the case may be, then the retiring Collateral Agent may, on behalf of the Holders, appoint a successor Collateral Agent, which shall be a financial institution having a capital and surplus of not less than $100,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation or removal, the provisions of this Agreement and the other Note Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent. Any corporation into which the Collateral Agent may be merged or with which it may be consolidated, or any corporation which acquires all or substantially all of the corporate trust business of the Collateral Agent, including the collateral agency established pursuant to this Agreement, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall be the successor to the Collateral Agent without any further acts, including the execution of any paper.

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

          16.8     Expenses and Indemnification.

          (a) By executing this Agreement, the Obligors, jointly and severally, agree (i) to reimburse the Collateral Agent, promptly, for any reasonable expenses incurred by the Collateral Agent, including reasonable counsel fees and disbursements and compensation of agents, arising out of, in any way connected with, or as a result of, the execution or delivery of this Agreement or any other Note Document or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or in connection with the enforcement or protection of the rights of the Collateral Agent and the Holders hereunder or under the other Note Documents, and (ii) to indemnify and hold harmless the Collateral Agent and its directors, officers, employees and agents, promptly, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements of any kind or nature whatsoever ("Losses") which may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as the Collateral Agent or any of them in any way relating to or arising out of this Agreement or any other Note Document or any action taken or omitted by them under this Agreement or any other Note Document; provided that the Obligors shall not be liable to the Collateral Agent for any portion of such Losses resulting from the gross negligence or willful misconduct of the Collateral Agent or any of its directors, officers, employees or agents as determined by a final non-appealable order of a court of competent jurisdiction. A statement by the Collateral Agent that is submitted to the Administrative Obligor with respect to the amount of such expenses and containing a basic description thereof and/or the amount of its indemnification obligation shall be prima facie evidence of the amount thereof owing to the Collateral Agent; provided, however, that the Administrative Obligor shall nonetheless have the right to dispute any such amount and, to the extent provided in this section 16.8 the reasonableness thereof. Except as otherwise expressly provided herein, the Collateral Agent shall be under no obligation to take any action to protect, preserve or enforce any rights or interests in the Collateral or to take any action in connection with the execution or enforcement of its duties hereunder, whether on its own motion, or on request of any other Person, which in the opinion of the Collateral Agent may involve loss, liability or expense to it, unless one or more of the Holders shall offer and furnish security or indemnity, reasonably satisfactory to the Collateral Agent in accordance herewith, against loss, liability and expense to the Collateral Agent. Notwithstanding anything to the contrary contained in this Agreement, or any Note Document, in the event that the Collateral Agent is entitled or required to commence an action to foreclose on such Note Document or other document, or otherwise exercise its remedies to acquire control or possession of any property constituting all or part of the Collateral, the Collateral Agent shall not be required to commence any such action or exercise any such remedy if the Collateral Agent has determined in good faith that it may incur liability under any federal or state environmental or hazardous waste law, rule or regulation as the result of the presence at, or release on or from, any property of any hazardous materials or waste, as defined under such federal or state laws, unless it has received security or indemnity from a Person, in an amount and in form, all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability.

          (b) The indemnification provisions in this clause (b) and clause (c) below are in addition to the indemnification provisions in clause (a) above. Without limiting any indemnification the Companies or any other Obligor has granted in any other provision of this Agreement or in any other Note Document, the Companies and each other Obligor hereby jointly and severally indemnifies and holds harmless the Collateral Agent and each of the Holders and their respective directors, officers, employees and agents (collectively, the "Indemnified Parties") from and against any and all Losses which may be imposed on, incurred by or asserted against the Indemnified Parties or any of them as a result of, arising out of, or relating to any claim, action or proceeding by any third party (other than any Indemnified Party) with respect to (i) any accident, injury to or death of persons or loss of or damage to or loss of the use of property occurring on or about any Real Property Collateral or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (ii) any use, non-use or condition

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

of any Real Property Collateral or any part thereof or the adjoining sidewalks, curbs, vaults and vault spaces, if any, streets, alleys or ways, (iii) any failure on the part of any Obligor to perform or comply with any of the terms of any mortgage, (iv) performance of any labor or services or the furnishing of any materials or other property in respect of any Real Property Collateral or any part thereof made or suffered to be made by or on behalf of any Obligor, (v) any negligence or tortious act on the part of any Obligor or any of its agents, contractors, lessees, licensees or invitees, or (vi) any work in connection with any alterations, changes, new construction or demolition of or additions to any Real Property Collateral (collectively, the "Indemnified Losses"); provided, however, that the Obligors shall not indemnify or hold harmless any Indemnified Party against any Indemnified Liabilities arising (x) by reason of such Indemnified Party's gross negligence or willful misconduct, or (y) in the case of clauses (i), (ii), (iv) and (vi) above, after termination of the Obligors' ownership or operation of any Real Property Collateral.

          (c) In the event that (i) any Indemnified Party is made a party to any action or proceeding by reason of the execution of this Agreement or any other Note Document or (ii) any action or proceeding shall be commenced in which it becomes necessary to defend or uphold the lien of any mortgage, all reasonable sums paid by the Indemnified Parties for the expense of any litigation to prosecute or defend the rights and lien created by any mortgage or otherwise shall be paid by the Obligors to such Indemnified Parties, as hereinafter provided. The Obligors will, jointly and severally, pay and save the Indemnified Parties harmless against any and all liability with respect to any intangible personal property tax or similar imposition of any jurisdiction or any subdivision or authority thereof now or hereafter in effect, to the extent that the same may be payable by the Indemnified Parties in respect of any mortgage or any obligation secured thereby. In case any action, suit or proceeding is brought against any Indemnified Party by reason of any such occurrence, the Obligors, upon written request of such Indemnified Party, will, at the Obligors' expense, resist and defend such action, suit or proceeding or cause the same to be, resisted or defended by counsel designated by the Administrative Obligor and approved by such Indemnified Party, which approval shall not be unreasonably withheld or delayed. The obligations of the Obligors under this Section 16.8 shall survive any discharge or reconveyance of any mortgage and the payment in full of the obligations secured thereby. If and to the extent that the foregoing undertaking is unenforceable for any reason, each of the Obligors hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

          (d) All amounts payable to the Indemnified Parties under this Section
16.8 shall be deemed indebtedness secured by the Note Documents and shall bear interest at the highest interest rate for overdue payments provided for in any of the Note Documents commencing 30 days after any Obligor's receipt of written notice that such amounts are due and owing.

          16.9     Expenses and Indemnification by Holders.

          Each Noteholder severally agrees (i) to reimburse the Collateral Agent, promptly, in the amount of its pro rata share for any expenses referred to in the preceding Section 16.8 and reasonable fees due pursuant to Section
16.10 which shall not have been reimbursed or paid by the Obligors or paid from the proceeds of Collateral or otherwise as provided herein or any other Note Document and (ii) to indemnify and hold harmless the Collateral Agent, and its directors, officers, employees and agents, promptly, in the amount of its pro rata share, from and against any and all Losses referred to in Section 16.8, to the extent the same shall not have been reimbursed by the Obligors or paid from the proceeds of Collateral or otherwise as provided herein or any other Note Document; provided that no Noteholder shall be liable to the Collateral Agent for any portion of such Losses resulting from the gross negligence or willful misconduct of the Collateral Agent or any of its directors, officers, employees or agents, or the failure to perform any express duty undertaken under this Agreement to be performed by the Collateral Agent or any of its directors, officers, employees or agents. For purposes of this Section 16.9, the pro rata share of

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

any Noteholder's claim for which a reimbursement or indemnity obligation arises under this Section 16.9 shall be its percentage share of the sum of the Obligations, as of the last day of the calendar month preceding the date on which such claim was incurred and on which any Obligations were outstanding.

          16.10    Collateral Agent's Fee.

          By executing this Agreement, the Companies, jointly and severally, agree to pay to the Collateral Agent for the Collateral Agent's own account, a non-refundable Collateral Agent's fee, on the date hereof and an additional yearly fee. Such yearly fees shall be payable in a separate letter agreement between the Administrative Obligor and the Collateral Agent until the Obligations have been paid in full in cash, and the Collateral Agent no longer has any duties hereunder.

          16.11    Collateral Agent in other Capacities.

          Nothing herein shall preclude the Collateral Agent or any Affiliate from being a creditor of any of the Obligors or having other business relationships with any of the Obligors, and the parties hereto acknowledge that the Collateral Agent has a lending relationship with the Obligors.

17. GENERAL PROVISIONS.

          17.1     Successors and Assigns.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

          17.2     Severability.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

          17.3     Construction.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          17.4     Effectiveness.

          This Agreement shall be binding and deemed effective when executed and delivered by the Obligors, the Collateral Agent, and each Noteholder whose signature is provided for on the signature pages hereof.

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

          17.5     Section Headings.

          Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

          17.6     Interpretation.

          Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Noteholder Group or Obligors, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

          17.7     Counterparts; Telefacsimile Execution.

          This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Note Document mutatis mutandis.

          17.8     Revival and Reinstatement of Obligations.

          If the incurrence or payment of the Obligations by any Obligor or the transfer to the Noteholder Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Noteholder Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Noteholder Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Noteholder Group related thereto, the liability of each Obligor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

          17.9     MIC as Agent for Obligors.

          Each Obligor hereby irrevocably appoints MIC as the agent and attorney-in-fact for all Obligors (the "Administrative Obligor") which appointment shall remain in full force and effect unless and until the Collateral Agent shall have received prior written notice signed by each Obligor that such appointment has been revoked and that another Obligor has been appointed Administrative Obligor. Each Obligor hereby irrevocably appoints and authorizes the Administrative Obligor (i) to provide the Noteholder Group with all notices and instructions under this Agreement and (ii) to take such action as the Administrative Obligor deems appropriate on its behalf to carry out the purposes of this Agreement. It is understood that the handling of the Notes and Collateral of Obligors in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Obligors in order to utilize the collective borrowing powers of Obligors in the most efficient and economical manner and at their request, and that Noteholder Group shall not incur liability to any Obligor as a result hereof. Each Obligor expects to derive benefit, directly or indirectly, from the handling of the Notes and the Collateral in a combined fashion since the successful operation of each Obligor is dependent on the continued successful performance of the integrated group. To induce the Noteholder Group to do so, and in consideration thereof, each Obligor hereby jointly and severally agrees to indemnify each member of the Noteholder Group and hold each member of the Noteholder Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Noteholder Group by any Obligor or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Notes and Collateral of Obligors as herein provided, (b) the Noteholder Group's relying on any instructions of the Administrative Obligor, or (c) any other action taken by the Noteholder Group hereunder or under the other Note Documents, except that Obligors will have no liability to the relevant Agent-Related Person or Noteholder-Related Person under this Section 17.9 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Noteholder-Related Person, as the case may be.

18. GUARANTY.

          18.1     Guaranty; Limitation of Liability.

      (a) Each Guarantor other than the Canadian Guarantors, it being understood that, solely for the purposes of this Section 18, the Guarantors shall not include the Canadian Guarantors, hereby unconditionally and irrevocably jointly and severally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of Companies owing to the Noteholders now or hereafter existing under any Note Document, whether for principal, interest fees, expenses or otherwise (such obligations, to the extent not paid by Companies, being the "Guaranteed Obligations"). Each Guarantor hereby unconditionally and irrevocably jointly and severally agrees to pay any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Noteholder Group in enforcing any rights under the guaranty set forth in this Section 18. Without limiting the generality of the foregoing, the Guarantors' liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Companies to Noteholders under any Note Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Company.

      (b) Notwithstanding anything to the contrary contained in this Section 18, the recourse of Agent for the Guaranteed Obligation of the Parent described in paragraph (a) of this Section 18.1 is limited to the "Pledged Collateral" as defined in the Pledge Agreement dated the date hereof owed by the Parent.

          18.2     Guaranty Absolute.

          Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Note Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Noteholders with respect thereto. The obligations of each Guarantor under this Section 18 are independent of the Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against any Company or whether any Company is joined in any such action or actions. The liability of each Guarantor under this Section 18 shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

               (a) any lack of validity or enforceability of any Note Document or any agreement or instrument relating thereto;

               (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Note Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Company or otherwise;

               (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

               (d) any change, restructuring or termination of the corporate structure or existence of any Company or Guarantor; or

               (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Noteholders that might otherwise constitute a defense available to, or a discharge of, any Guarantor, any Company or any other guarantor or surety.

This Section 18 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Noteholders or any other Person, all as though such payment had not been made.

          18.3     Waiver.

          Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Section 18 and any requirement that the Collateral Agent or Noteholders exhaust any right or take any action against Companies or any other Person or any Collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 18 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Section 18, and acknowledges that this Section 18 is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          18.4     Continuing Guaranty; Assignments.

          This Section 18 is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Section 18 and the Maturity Date, (b) be binding upon each Guarantor, their respective successors and assigns and (c) inure to the benefit of and be enforceable by Collateral Agent and Noteholders and its successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause(c), any Noteholder may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its loans owing to it and any note held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Noteholder herein or otherwise.

          18.5     Subrogation.

          No Guarantor will exercise any rights that it may now or hereafter acquire against any Company or Guarantor or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Section 18, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Noteholders against any Company or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Company or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the

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

Guaranteed Obligations and all other amounts payable under this Section 18 shall have been paid in full in cash and this Agreement shall have terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Section 18 and the termination of this Agreement, such amount shall be held in trust for the benefit of Noteholders and shall forthwith be paid to Collateral Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Section 18, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Section 18 thereafter arising. If (i) any Guarantor shall make payment to Noteholders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Section 18 shall be paid in full in cash and (iii) this Agreement has terminated, Noteholders will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

          18.6     Joint and Several Obligations.

          All of the Guaranteed Obligations of the Guarantors hereunder and the other Note Documents are joint and several. Noteholders may, in their sole and absolute discretion, enforce the provisions hereof against any of the Guarantors, subject to Section 18.1(b), and shall not be required to proceed against all Guarantors jointly or seek payment from the Guarantors ratably.

          18.7     Judgment Currency.

          The specification under this Agreement of US Dollars is of the essence. Each Guarantor's obligations hereunder and under the other Note Documents to make payments in US Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than US Dollars, except to the extent that such tender or recovery results in the effective receipt by Noteholder Group and Collateral Agent of the full amount of US Dollars expressed to be payable to the Collateral Agent and Noteholder Group under this Agreement or the other Note Documents. If, for the purpose of obtaining or enforcing judgment in any court, it is necessary to convert into or from any currency other than US Dollars (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in US Dollars, the rate of exchange used shall be that at which Noteholder Group or Collateral Agent could, in accordance with normal banking procedures, purchase US Dollars with the Judgment Currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to Noteholder Group or Collateral Agent hereunder shall, notwithstanding any judgment in such Judgment Currency, be discharged only to the extent that, on the Business Day immediately following the date on which Noteholder Group or Collateral Agent receives any sum adjudged to be so due in the Judgment Currency, Noteholder Group or Collateral Agent may, in accordance with normal banking procedures, purchase US Dollars with the Judgment Currency. If the US Dollars so purchased are less than the sum originally due to Collateral Agent or Noteholder Group in US Dollars, each Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Noteholder Group and the Collateral Agents against such loss, and if the US Dollars so purchased exceed the sum originally due to Noteholder Group or the Collateral Agents in US Dollars, the applicable Noteholder and Collateral Agent severally agree to remit to such Guarantor such excess.

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

          18.8     Automatic Limitation.

          It is understood that while the amount of the Guaranteed Obligations guaranteed hereby is not limited, if in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency or other law affecting the rights or creditors generally, this guaranty would be held or determined to be void, invalid or unenforceable on account of the amount of the aggregate liability under this guaranty, then, notwithstanding any other provision of this guaranty to the contrary, the aggregate amount of such liability shall, without any further action of the Collateral Agent, the Noteholders or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

19. REPRESENTATIONS OF THE NOTEHOLDERS.

          19.1     Purchase for Investment.

          Each Noteholder represents that such Noteholder is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Noteholder's or their property shall at all times be within such Noteholder's or their control. Each Noteholder understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that no Company is required to register the Notes.

          19.2     Source of Funds.

          Each Noteholder represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") used by such Noteholder to pay the purchase price of the Existing Notes, the principal amount of which is to be exchanged and cancelled in payment of the purchase price for the Notes to be purchased by such Noteholder hereunder:

               (a) the Source is an "insurance company general account" (as the term is defined in PTE 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Noteholder's state of domicile; or

               (b) the Source is a separate account that is maintained solely in connection with such Noteholder's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

               (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or
          (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as disclosed by such Noteholder

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

          to MIC in writing pursuant to this paragraph (c) at least two Business Days prior to the date of the Closing, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

               (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part 1(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to MIC in writing pursuant to this paragraph (d); or

               (e) the Source is a governmental plan; or

               (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to MIC in writing pursuant to this paragraph (f); or

               (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

          As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

20. PAYMENTS ON NOTES.

          Subject to the next succeeding paragraph, payments of principal and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank One, NA in such jurisdiction. The Companies may at any time, by notice to each Holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction

          So long as any Noteholder or any nominee of such Noteholder shall be the Holder of any Note, and notwithstanding anything contained in this Agreement or in such Note or any other Note Document to the contrary, the Obligors will pay all sums becoming due on such Note by the method and at the address specified for such purpose below such Noteholder's name in Schedule A, or by such other method or at such other address as such Noteholder shall have from time to time specified to the Administrative Obligor in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Administrative Obligor made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Noteholder shall surrender such Note for cancellation, reasonably promptly after any such request, to the Administrative Obligor at its address for notices specified in this Agreement. Prior to any sale or other disposition of any Note held by any Noteholder or any nominee of such Noteholder, such Noteholder

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

will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Administrative Obligor in exchange for a new Note or Notes pursuant to this Agreement. The Obligors will afford the benefits of this Section to any Institutional Investor that is the direct or indirect transferee of any Note purchased by any Noteholder under this Agreement and that has made the same agreement relating to such Note as the Noteholders have made in this Section.

          No Obligor will, and no Obligor will permit any Affiliate, to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement.

21. EXPENSES, ETC.

          21.1     Noteholder Group Expenses.

          Whether or not the transactions contemplated hereby are consummated, the Obligors will pay all costs and expenses (including reasonable attorneys' fees of a single special counsel and, if reasonably required, local or other counsel) incurred by the Collateral Agent and the Noteholders and each other Holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes and the other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or any of the other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes or any of the other Note Documents, or by reason of being a Holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes (collectively, the "Noteholder Group Expenses"). The Obligors will pay, and will save each Noteholder and each other Holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Noteholder or other Holder).

          21.2     Payment of Noteholder Group Expenses.

          The Noteholder Group shall render statements regarding the Noteholder Group expenses to the Administrative Obligor from time to time and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between the Obligors and the Noteholder Group unless, within 30 days after receipt thereof by Administrative Obligor, Administrative Obligor shall deliver to the Noteholder Group written objection thereto describing the error or errors contained in any such statement. The Obligors shall pay the Noteholder Group Expenses to the Noteholder Group on a pro rata basis. If any such expenses are not paid when due, the Noteholder Group may deduct the amount owed from the Noteholder Group Expense Fund, and the Obligors shall pay into the Noteholder Group Expense Fund an amount sufficient to maintain therein at all times no less than $250,000. Until the Obligations have been paid in full in cash, any sum paid into the Noteholder Group Expense Fund shall be the exclusive property of the Noteholder Group. The Collateral Agent may invest amounts in the Noteholder Group Expense Fund in Cash Equivalents and money market funds backed by items set forth in clauses (a), (b) and (c) of the definition of "Cash Equivalents."

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

          21.3     Survival.

         The obligations of the Obligors under this Section 21 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

22. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the other Note Documents, the purchase or transfer by each Noteholder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of any Noteholder or any other Holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Note Documents embody the entire agreement and understanding among the Noteholders, the Collateral Agent and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

23. REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Noteholder at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Noteholder, may be reproduced by such Noteholder by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Noteholder may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Noteholder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section shall not prohibit an Obligor or any other Holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

24. CONFIDENTIAL INFORMATION.

          For the purposes of this Section, "Confidential Information" means information delivered to the Collateral Agent or any Noteholder by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Collateral Agent or such Noteholder as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to the Collateral Agent or such Noteholder prior to the tune of such disclosure, (b) subsequently becomes publicly known through no act or omission by the Collateral Agent or such Noteholder or any person acting on such Noteholder's behalf, (c) otherwise becomes known to such Noteholder other than through disclosure by an Obligor or any Subsidiary, or (d) constitutes financial statements delivered to the Collateral Agent or such Noteholder under this Agreement that are otherwise publicly available. The Collateral Agent and each Noteholder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by the Collateral Agent or such Noteholder in good faith to protect confidential information of third parties delivered to the Collateral Agent or such Noteholder, provided that the Collateral Agent or such Noteholder may deliver or disclose Confidential Information to (i) the Collateral Agent or such Noteholder's directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Noteholder's Notes), (ii) the Collateral Agent or such Noteholder's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section, (iii) any Institutional Investor to which the Collateral Agent or such Noteholder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section), (iv) any Person from which the Collateral Agent or such Noteholder offers to purchase any security of an Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 24, (v) any federal or state regulatory authority having jurisdiction over the Collateral Agent and such Noteholder, (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about the Collateral Agent and such Noteholder's investment portfolio or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to the Collateral Agent and such Noteholder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Noteholder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Noteholder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Noteholder's Notes or this Agreement or the other Note Documents (provided, that if the Collateral Agent or any Noteholder is required to disclose any Confidential Information as provided in clauses (w), (x) or (y) above, it is agreed that, to the extent permitted by law, the Collateral Agent or such Noteholder will use its reasonable efforts to provide the Obligors with prompt notice of such requirement so that the Obligors may seek an appropriate protective order if they so desire). Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section as though it were a party to this Agreement. On reasonable request by the Administrative Obligor in connection with the delivery to any Holder of a Note of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with the Administrative Obligor embodying the provisions of this
Section 24.

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Administrative Obligor, whereupon the foregoing shall become a binding agreement between you and the Obligors.

                                 Very truly yours,

                                     COMPANIES:

                                     MIDAS INTERNATIONAL CORPORATION,
                                     a Delaware corporation

                                     By:________________________________________

                                     Name:
                                     Title:


                                     PARTS WAREHOUSE, INC.

                                     By:________________________________________

                                     Name:
                                     Title:


                                     DEALERS WHOLESALE, INC.

                                     By:________________________________________

                                     Name:
                                     Title:

                                     INTERNATIONAL PARTS CORPORATION


                                     By:________________________________________

                                     Name:
                                     Title:

                                     MUFFLER CORPORATION OF AMERICA


                                     By:________________________________________

                                     Name:
                                     Title:

Counterpart Signature Page
Note, Guaranty and Security Agreement

                                     HUTH, INC.

                                     By:________________________________________

                                     Name:
                                     Title:

                                     MIDAS PROPERTIES, INC.


                                     By:________________________________________

                                     Name:
                                     Title:

                                     MIDAS REALTY CORPORATION


                                     By:________________________________________

                                     Name:
                                     Title:

                                     COSMIC HOLDINGS LLC


                                     By:________________________________________

                                     Name:
                                     Title:

                                     COSMIC HOLDINGS CORPORATION


                                     By:________________________________________

                                     Name:
                                     Title:

                                     GUARANTORS:

                                     MIDAS, INC.

                                     By:________________________________________

                                     Name:
                                     Title:

Counterpart Signature Page
Note, Guaranty and Security Agreement

                                     PROGRESSIVE AUTOMOTIVE SYSTEMS, INC.


                                     By:________________________________________

                                     Name:
                                     Title:

                                     MIDAS ILLINOIS, INC.


                                     By:________________________________________

                                     Name:
                                     Title:

                                     MIDAS INTERNATIONAL CORPORATION,
                                     a Wyoming corporation

                                     By:________________________________________

                                     Name:
                                     Title:

                                     MIDAS CANADA HOLDINGS LIMITED


                                     By:________________________________________

                                     Name:
                                     Title:

                                     MIDAS CANADA, INC.


                                     By:________________________________________

                                     Name:
                                     Title:

                                     MIDAS REALTY CORPORATION OF CANADA, INC.


                                     By:________________________________________

                                     Name:
                                     Title:

Counterpart Signature Page
Note, Guaranty and Security Agreement

                                     APWI CANADA, INC.


                                     By:________________________________________

                                     Name:
                                     Title:

                                     MDS AUTOMOTIVE, B.V.,
                                     A Netherlands corporation


                                     By:________________________________________

                                     Name:
                                     Title:  a Managing Director

                                     MIDAS AUTOMOTIVE INTERNATIONAL, B.V.,
                                     a Netherlands corporation


                                     By:________________________________________

                                     Name:
                                     Title:  a Managing Director

                                     COLLATERAL AGENT:

                                     U.S. BANK NATIONAL ASSOCIATION,
                                     as Collateral Agent

                                     By:________________________________________

                                     Name:
                                     Title:

Counterpart Signature Page
Note, Guaranty and Security Agreement

                                     NOTEHOLDERS:

                                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                     By CIGNA Investments, Inc.

                                     By:________________________________________

                                     Name:
                                     Title:

                                     CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                       ON BEHALF OF ONE OR MORE
                                       SEPARATE ACCOUNTS
                                     By CIGNA Investments, Inc.

                                     By:________________________________________

                                     Name:
                                     Title:

                                     CANADA LIFE INSURANCE COMPANY OF AMERICA


                                     By:________________________________________

                                     Name:
                                     Title:

                                     CANADA LIFE INSURANCE COMPANY OF NEW YORK


                                     By:________________________________________

                                     Name:
                                     Title:

                                     SOUTHERN FARM BUREAU LIFE INSURANCE COMPANY


                                     By:________________________________________
                                     Name:

                                     Title:

                                     AMERICAN GENERAL LIFE INSURANCE COMPANY
                                       THE UNITED STATES LIFE INSURANCE COMPANY
                                       IN THE CITY OF NEW YORK
                                     By AIG Global Investment Corp.,
                                       investment adviser

                                     By:________________________________________

                                     Name:
                                     Title:

                                     THE TRAVELERS INSURANCE COMPANY


                                     By:________________________________________
                                     Name:

                                     Title:

                                     FIRST TRENTON INDEMNITY COMPANY


                                     By:________________________________________

                                     Name:

Counterpart Signature Page
Note, Guaranty and Security Agreement

                                                                      Schedule A

                       Information Relating to Noteholders

                                                                      Schedule B

                                  Defined Terms

         As used in this Agreement, the following terms shall have the following definitions:

                  "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

                  "Accounts" means, as to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by Bank One or its Affiliates for the account of any Obligor.

                  "Additional Documents" has the meaning set forth in Section 4.4(c).

                  "Additional Revolver Fee" has the meaning set forth in Section 2.2.

                  "Administrative Obligor" has the meaning set forth in Section 17.9.

                  "Advances" has the meaning set forth in Section 2.1(a) of the Bank Loan Agreement.

                  "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of Section 7.14 hereof: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person. None of the Noteholders shall be deemed to be an Affiliate of any Obligor.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Noteholder, (b) an Affiliate of a Noteholder or (c) an entity or an Affiliate of an entity that administers or manages a Noteholder.

                  "APWI Canada" means APWI Canada, Inc., a corporation organized under the laws of Canada.

                  "Availability" shall have the meaning given to such term in the Bank Loan Agreement.

                  "Bank Agent" means Bank One, solely in its capacity as administrative agent for the Lenders under the Bank Loan Agreement and not in its individual capacity, and any successor thereto.

                  "Bank Loan Agreement" means the Loan and Security Agreement by and among the Obligors, the Bank Agent and the Lenders dated March 27, 2003, as amended, modified or restated from time to time, but without giving effect to any such amendments, modifications or restatements made other than in compliance with the Intercreditor Agreement.

                  "Bankruptcy Code" means, as applicable, (i) the United States Bankruptcy Code, (ii) the Bankruptcy and Insolvency Act (Canada) or (iii) the Companies' Creditors Arrangement Act (Canada), or any similar legislation in a relevant jurisdiction, in each case as in effect from time to time.

                  "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity under the Bank Loan Agreement, and its successors.

                  "Bank Products" means any service or facility extended to Parent or its Subsidiaries by Bank One or any Affiliate of Bank One including:
(a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedge Agreements.

                  "Bank Product Agreements" means those certain cash management service agreements entered into from time to time by Parent or its Subsidiaries in connection with any of the Bank Products.

                  "Bank Product Obligations" means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by Parent or its Subsidiaries to Bank One or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that an Obligor is obligated to reimburse to Bank Collateral Agent or any member of the Lender Group as a result of Bank Collateral Agent or such member of the Lender Group purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to Parent or its Subsidiaries pursuant to the Bank Product Agreements.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) or a benefit plan under Canadian Employee Benefit Laws for which any Obligor or any Subsidiary or ERISA Affiliate of any Obligor has been an "employer" (as defined in Section 3(5) of ERISA) or has held equivalent status under Canadian Employee Benefit Laws within the past six years.

                  "Board of Directors" means, with respect to any Person, the board of directors (or comparable managers) of such Person or any committee thereof duly authorized to act on behalf thereof.

                  "Books" means, as to any Person, all of such Person's now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of such Person's Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

                  "Borrowing Base Certificate" shall have the meaning given to such term in the Bank Loan Agreement.

                  "Business Day" means (i) with respect to any payment a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in

Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

                  "Business Transformation Charges" means, with respect to Parent and its Subsidiaries for any period and without duplication of amounts included as special or restructuring charges determined in accordance with GAAP for such period, operating expenses in respect of the Inventory Divestiture Plan to the extent incurred as described on Schedule B-1 in an aggregate amount not in excess of $5,700,336.

                  "Canadian Documents" means the Canadian Security Agreement, the Canadian Pledge Agreement and the Canadian Guaranty.

                  "Canadian Employee Benefits Laws" means the Canadian Pension Plan Act (Canada), the Pension Benefit Act (Ontario), the Health Insurance Act (Ontario), the Employment Standard Act (Ontario), and any federal, provincial or local counterparts or equivalents, in each case, as amended from time to time.

                  "Canadian Guaranty" means that certain Guaranty executed and delivered by the Canadian Guarantors in favor of the Collateral Agent, for the benefit of the Noteholders, in form and substance satisfactory to the Collateral Agent and Noteholders.

                  "Canadian Guarantors" means collectively Midas Canada Holdings, Midas Canada, Midas Canada Realty and APWI Canada.

                  "Canadian Income Tax Act" means the Income Tax Act (Canada), R.S.C. 1985 C.1 (5th Supp), as amended.

                  "Canadian Pledge Agreement" means that certain Stock Pledge Agreement executed and delivered by the Canadian Guarantors in favor of the Collateral Agent, for the benefit of Noteholder Group, in form and substance satisfactory to the Collateral Agent and Noteholders

                  "Canadian Security Agreement" means that certain Security Agreement executed and delivered by the Canadian Guarantors in favor of Collateral Agent, for the benefit of the Noteholders, in form and substance satisfactory to Collateral Agent.

                  "Capital Expenditures" means, with respect to Parent and its Subsidiaries for any period, the sum of (i) the aggregate of all expenditures by Parent and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant and equipment" or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by Parent and its Subsidiaries during such period to acquire by purchase or otherwise the business or fixed assets of, or the capital Stock of, any other Person.

                  "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 270 days from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

                  "Cash Restructuring Charges" means cash charges with respect to the refinancing of Indebtedness, the exiting of the PWI business, the closing of distribution centers, the closing or refranchising of Company-Owned Stores, the closing and outsourcing of the manufacturing operations located in Hartford, Wisconsin, and related corporate downsizing, including, but not limited to, cash charges pertaining to the termination of lease commitments, decommissioning charges, shipping and handling related to the closing of facilities, facility abandonment, environmental and legal charges, severance and related costs and contract termination charges, all such Cash Restructuring Charges subject to a maximum aggregate amount not to exceed $12,600,000 for the fiscal year ended December 28, 2002 and $35,000,000 for the two (2) fiscal year period ending January 1, 2005. Cash Restructuring Charges shall include accruals for outstanding warranty claims to the extent permitted by the Noteholders.

                  "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) any Obligor ceases to directly own and control 100% of the outstanding capital Stock of each of its Subsidiaries extant as of the Closing Date.

                  "Closing" has the meaning given to such term in Section 2.1.

                  "Closing Date" has the meaning set forth in Section 2.1.

                  "Closing Date Business Plan" means the set of Projections of the Obligors for the 2 year period following the Closing (on a month by month basis), in form and substance (including as to scope and underlying assumptions and giving effect to the Inventory Divestiture Plan) satisfactory to the Collateral Agent.

                  "Code" means the Illinois Uniform Commercial Code, as in effect from time to time.

                  "Collateral" means all assets and property of each Obligor, including all of such Obligor's now owned or hereafter acquired right, title, and interest in and to each of the following:

                           (a) Accounts,

                           (b) Books,

                           (c) Equipment,

                           (d) Deposit Accounts,

                           (e) General Intangibles,

                           (f) Inventory,

                           (g) Investment Property,

                           (h) Negotiable Collateral,

                           (i) Real Property Collateral,

                           (j) money or other assets of each such Obligor, that now or hereafter come into the possession, custody, or control of any member of the Noteholder Group, and

                           (k) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "Collateral Access Agreement" has the meaning given to such term in the Bank Loan Agreement.

                  "Collateral Agent" means U.S. Bank National Association, solely in its capacity as the Collateral Agent for the Noteholders and not in its individual capacity, and any successor thereto. As used in the Mortgages, the term "Administrative Agent" shall mean the Collateral Agent under this Agreement.

                  "Collateral Agent's Liens" means the Liens granted by the Obligors to the Collateral Agent for the benefit of the Noteholders under this Agreement or the other Note Documents.

                  "Collateral Agent-Related Persons" means the Collateral Agent together with its Affiliates, officers, directors, employees, and agents.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) received by any Obligor, regardless of whether any such payment constitutes the proceeds of Collateral.

                  "Commercial Tort Claim Assignment" has the meaning set forth in Section 4.4(b).

                  "Company and Companies" have the respective meanings set forth in the preamble to this Agreement.

                  "Company-Owned Store" means a retail location owned and operated by an Obligor.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by a member of Senior Management of Parent to the Noteholders.

                  "Confidential Information" has the meaning set forth in
Section 24.

                  "Consolidated Net Income" means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP.

                  "Continuing Director" means (a) any member of the Board of Directors of Parent who was a director (or comparable manager) of Parent on the Closing Date, and (b) any individual who becomes a member of the Board of Directors of Parent after the Closing Date if such individual was appointed or nominated for election to the Board of Directors of Parent by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors of Parent in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

                  "Control Agreement" has the meaning given to such term in the Bank Loan Agreement.

                  "Copyright Security Agreement" means a copyright security agreement executed and delivered by each Obligor and the Collateral Agent, the form and substance of which is satisfactory to the Collateral Agent and the Noteholders.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Disbursement Letter" means an instructional letter executed and delivered by Administrative Obligor to the Collateral Agent and Noteholders regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to the Collateral Agent and Noteholders.

                  "Dollars" or "$" means United States dollars.

                  "EBITDA" means, with respect to any fiscal period, Parent's and its Subsidiaries Consolidated Net Income, minus extraordinary gains, plus, to the extent deducted in determining Consolidated Net Income, interest expense, income taxes, Cash Restructuring Charges, depreciation and amortization, and other non-cash charges, all for such period and all as determined in accordance with GAAP. Solely for the purpose of calculating EBITDA for the financial covenants set forth in Sections 7.20(a)(i), (ii) and (iii) and Section 7.20(b)(i), (x) Business Transformation Charges shall be an add-back to EBITDA in amounts equal to $2,900,000 and $2,800,000 for the fiscal quarters ending September 27, 2003 and January 3, 2004, respectively, and (y) an amount equal to $975,000 will be an add-back to EBITDA for each of the fiscal quarters ending June 29, 2002, September 28, 2002 and December 28, 2002.

                  "EBITDAR" means with respect to any fiscal period, EBITDA plus Net Rent for such period, all as determined in accordance with GAAP.

                  "Environmental Actions" means any complaint, summons, citation, notice, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations or alleged violations of Environmental Law or releases of Hazardous Materials, (a) from any assets, properties, or businesses of any Obligor or any predecessor in interest,
(b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Obligor or any predecessor in interest.

                  "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, permit, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or, to the extent binding on any Obligor, any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the environment, human health, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USCss. 1251 et seq.; the Toxic Substances Control Act, 15 USC,ss. 2601 et seq.; the Clean Air Act, 42 USCss. 7401 et seq.; the Safe Drinking Water Act, 42 USC.ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 USC.ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 USCss. 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. ss. 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); the Canadian Environmental Protection Act (Canada); the Fisheries Act (Canada); the Transportation of Dangerous Goods Act (Canada); the Environmental Protection Act (Ontario); the Water Resource Act (Ontario); the Waste Management Act (British Columbia); the Environmental Quality Act (Quebec); and any federal, state, provincial, local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equipment" means, as to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of an Obligor under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of an Obligor under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which an Obligor is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with an Obligor and whose employees are aggregated with the employees of an Obligor under IRC Section 414(o).

                  "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of an Obligor, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a

Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of an Obligor, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan,
(g) the providing of any security to any Plan under Section 401(a)(29) of the IRC by an Obligor or its Subsidiaries or any of their ERISA Affiliates or (h) any equivalent event, action, condition, proceeding or otherwise under Canadian Employee Benefit Laws.

                  "Event of Default" has the meaning set forth in Section 8.

                  "Excess Cash Flow" means, for any fiscal period of Parent, (i) EBITDAR for such period less (ii) Fixed Charges for such period less (iii) optional principal payments on Indebtedness during such period, less (iv) Cash Restructuring Charges paid during such period to the extent not included in the determination of Fixed Charges for such period.

                  "Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

                  "Existing Collateral Agent" means Bank One, NA, as agent for the Existing Noteholders.

                  "Existing Credit Agreement" means the Credit Agreement dated as of January 22, 1998, by and among the Parent and MIC, as borrowers, Credit Suisse First Boston, as co-agent, the lenders named therein and the Existing Collateral Agent, as modified, amended and supplemented prior to the Closing.

                  "Existing Lenders" means the lenders party to the Existing Credit Agreement.

                  "Existing Note Agreement" has the meaning set forth in Section 1.1.

                  "Existing Noteholders" means the holders of the Existing
Notes.

                  "Existing Notes" means the 6.89% Guaranteed Senior Notes due 2005 issued by MIC to the Existing Noteholders in the initial aggregate principal amount of $75,000,000.

                  "Extraordinary Receipts" means any Collections received by the Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.4(b) hereof), including, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance (including proceeds of the key man life insurance policies), but excluding insurance with respect to Accounts and Inventory, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, except in connection with the settlement of Accounts in the ordinary course of business, (v) condemnation awards (and payments in lieu thereof), but excluding condemnation awards with respect to Inventory, (vi) indemnity payments and (vii) any purchase price adjustment received in connection with any purchase agreement.

                  "FEIN" means Federal Employer Identification Number.

                  "Fiat Magneti Agreements" means (i) the Agreement for Strategic Alliance, dated October 1, 1998, by and between MIC and Magneti SpA, and (ii) the License Agreement and the other agreements and documents executed and delivered in connection therewith, each as amended or otherwise modified from time to time.

                  "Fiscal Year" means the fiscal year of the Parent and its Subsidiaries consisting of the accounting period of 52 or 53 weeks ending on the last Saturday of December or the first Saturday of January in each calendar year.

                  "Fixed Charges" means for any fiscal period of Parent, without duplication, (i) Capital Expenditures (net of third party financing), plus (ii) cash taxes paid, cash interest expense, scheduled principal payments on Indebtedness (including, without limitation, payments in respect of Capital Leases and finance leases) made during such period, payments made pursuant to
Section 2.4(d), dividends, Net Rent and Cash Restructuring Charges in excess of budgeted amounts provided in the Closing Date Business Plan, all for such period and all as determined in accordance with GAAP.

                  "Fixed Rate Breakage Fee" has the meaning set forth in Section 2.11.

                  "Franchise Agreement" means any franchise agreement to which an Obligor is a party as a franchisor and which is related to the franchising of the business of operating automotive specialty shops and any other agreements, documents and leases executed and delivered in connection therewith.

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "General Intangibles" means with respect to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, judgments, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, designs, inventions, trade secrets, trade names, d/b/a's, Internet domain names, logos, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other non-tangible personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

                  "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "Governmental Authority" means any federal (including the federal government of Canada), provincial, state, local, or other governmental or administrative body, instrumentality, department, agency, any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                  "Guaranteed Obligations" has the meaning set forth in Section 18.1.

                  "Guarantor" means each person named on the signature pages hereto as a "Guarantor," and each Person that guarantees, pursuant to Section
6.17 or otherwise, all or any part of the Obligations.

                  "Guaranty" means the Guaranty set forth in Section 18 hereof, the Canadian Guaranty and any other guaranty executed and delivered by a Guarantor in favor of the Collateral Agent, for the benefit of the Noteholders, in form and substance satisfactory to the Collateral Agent and the Noteholders.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations (including any Environmental Law) as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million, and (e) any other substance, the storage, manufacture, disposal, treatment, generation, use, transportation, remediation, release into or concentration in the environment of which is prohibited, controlled, regulated or licensed by any Governmental Authority under any Environmental Law.

                  "Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into between Parent or its Subsidiaries and Bank One or its Affiliates, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Parent's or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

                  "Holder" and "Holders" have the meanings given to such terms in the preamble to this Agreement.

                  "Indebtedness" means, with respect to any Person, (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations under Capital Leases,
(d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations with respect to sale-leaseback transactions, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation, or any agreement to maintain the net worth or working capital or financial condition, of any other Person; provided, however, that solely for the purpose of calculating the total leverage ratio set forth in Section 7.20(a)(i), (x) contingent obligations in respect of guarantees by an Obligor of Indebtedness of its franchisees shall constitute Indebtedness only to the extent that such contingent obligations exceed $5,000,000 in the aggregate and (y) obligations in respect of sale-leaseback transactions shall constitute Indebtedness only to the extent that the present value of such obligations exceeds $39,000,000 in the aggregate.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                  "Indemnified Losses" has the meaning set forth in Section 16.8(b).

                  "Indemnified Parties" has the meaning set forth in Section 16.8(b).

                  "Indemnified Person" has the meaning set forth in Section
11.3.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (including the Bankruptcy and Insolvency Act (Canada) and the Companies Creditors Arrangement Act (Canada) or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Institutional Investor" has the meaning set forth in Section 5.2.

                  "Insurance Service Management" means Insurance Service Management, Inc., a Delaware corporation.

                  "Intercompany Subordination Agreement" means a subordination agreement executed and delivered by the Obligors and the Collateral Agent and the Noteholders, the form and substance of which is satisfactory to the Collateral Agent and the Noteholders.

                  "Intercreditor Agreement" means the Intercreditor Agreement among Bank Agent (in its capacity as agent for the Revolver Lenders and as agent for the Term Loan Lenders), the Revolver Lenders, the Term Lenders, the Noteholders, U.S. Bank National Association, as Collateral Agent for the Noteholders, and acknowledged and consented to by the Obligors, the form and substance of which is satisfactory to the Noteholders

                  "Inventory" means all Obligors' now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by and Obligor as lessor, goods that are furnished by an Obligor under a contract of service, and raw materials, work in process, or materials used or consumed in an Obligor's business.

                  "Inventory Divestiture Plan" means the plan delivered to the Noteholders on the Closing Date, ;the form and substance of which is satisfactory the Noteholders in their reasonable discretion.

                  "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practices), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investment Property" means, with respect to any Person, all of such Person's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

                  "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                  "Leased Real Property" means any leasehold interests in real property now held or hereafter acquired by an Obligor and the improvements thereto.

                  "Lender" and "Lenders" shall have the meaning given to such term in the Bank Loan Agreement.

                  "Lender Group" shall have the meaning given to such term in the Bank Loan Agreement.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien, right of distraint or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "Lien Enforcement Action" means (a) any action by the Collateral Agent to foreclose on any of Collateral Agent's Liens in any Collateral, (b) any action by Collateral Agent to take possession of, sell or otherwise realize (judicially or non-judicially) upon any Collateral (including, without limitation, by setoff or notification of account debtors), and/or (c) the commencement by the Collateral Agent of any legal proceedings to facilitate any of the actions described in (a) and (b) above.

                  "Loan Documents" has the meaning set forth in Section 1.1 of the Bank Loan Agreement.

                  "Losses" has the meaning set forth in Section 16.8.

                  "Magneti SpA" means Magneti Marelli Services S.p.A (as successor to Magneti Marelli, S.p.A).

                  "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of an Obligor individually, or the Obligors taken as a whole, (b) a material impairment of an Obligor's ability to perform its obligations under the Note Documents to which it is a party or of the Collateral Agent's or the Noteholders' ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Collateral Agent's Liens with respect to the Collateral; provided that the consummation of the transactions contemplated by the Inventory Divestiture Plan shall not, solely by itself constitute a Material Adverse Change.

                  "Material Contracts" means any agreement or contract of any Obligor which (a) involves consideration to such Obligor of $500,000 or more in any year, (b) involves consideration by such Obligor of $500,000 or more in any year, (c) imposes financial obligations on any Obligor of $500,000 or more in any year (other than any agreement that by its terms may be terminated by any Company or any Subsidiary upon sixty (60) days' notice or less, but including any franchise agreement which would otherwise constitute a Material Contract) or
(d) is otherwise material (or, together with related agreements and contracts, is material) to the business, operations, financial condition, performance or properties of the Obligors, taken as a whole, excluding, however, customer purchase orders or purchase orders to any vendor, in each case entered into in the ordinary course of an Obligor's business. The Material Contracts shall in any event include the Fiat Magneti Agreements and the Loan Documents.

                  "Maturity Date" has the meaning set forth in Section 3.4.

                  "MIC" means Midas International Corporation, a Delaware corporation.

                  "Midas Canada" means Midas Canada Inc., a corporation organized under the laws of Ontario.

                  "Midas Canada Holdings" means Midas Canada Holdings Limited, a corporation organized under the laws of Ontario.

                  "Midas Canada Realty" means Midas Realty Corporation of Canada Inc., a corporation organized under the laws of Ontario.

                  "Minimum Liquidity" shall have the meaning given to such term in the Bank Loan Agreement.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Mortgages" means, individually and collectively, one or more mortgages, deeds of trust, or deeds to secure debt, executed and delivered by an Obligor in favor of Collateral Agent, for the benefit of the Noteholder Group, in form and substance satisfactory to Collateral Agent, that encumber the Real Property Collateral and the related improvements thereto.

                  "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or such equivalent plan under Canadian Employee Benefit Laws to which an Obligor, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

                  "Negotiable Collateral" means, with respect to any Person, all of such Person's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

                  "Net Cash Proceeds" means (a) with respect to any event described in Section 2.4(b) (a "Sale Event"), the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or receivable, but excluding any other consideration received in the form of assumption by the acquiring Person of debt or other obligations relating to the properties or assets so disposed of or received in any other non-cash form) therefrom, whether at the time of such disposition or subsequent thereto, or (b) with respect to any event described in Section 2.4(e), cash or readily marketable cash equivalents received (but excluding any other non-cash form) therefrom, whether at the time of such disposition, sale or issuance or subsequent thereto, net, in either case, of all legal, title and recording tax expenses, commissions and other fees and all costs and expenses incurred and all federal state, local and other taxes required to be accrued as a liability as a consequence of such transactions and, in the case of a Sale Event, net of all payments made by any Obligor on any Indebtedness which is secured by such assets pursuant to a Permitted Lien (other than Collateral Agent's Liens) upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Sale Event, or by applicable law be repaid out of the proceeds from such Sale Event.

                  "Net Liquidation Percentage" means the percentage of the book value of Companies' Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, such percentage to be as determined from time to time by a qualified appraisal company approved by Collateral Agent.

                  "Net Rent" means, with respect to any fiscal period,
(i) Parent's and its Subsidiaries, (a) gross rent expense, less (b) sublease rental income from franchisees and other Persons which are not Affiliates that reduced gross rent expense, as presented in the relevant footnotes to the most recent annual financial statements of Parent, divided by (ii) four (4).

                  "Net Restructuring Charges" means Cash Restructuring Charges, net of all tax benefits in respect thereof.

                  "Net Worth" means, at any date of determination, the consolidated shareholders' equity of Parent and its consolidated Subsidiaries, plus minority interest, as determined in accordance with GAAP.

                  "Note Documents" means this Agreement, the Copyright Security Agreement, the Disbursement Letter, each Guaranty, the Mortgages, the Canadian Documents, the Warrants, the Warrant Agreement, the Patent Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Intercompany Subordination Agreement, the Intercreditor Agreement, the Notes, and any other agreement entered into, now or in the future, by any Obligor and/or the Collateral Agent or the Noteholders in connection with this Agreement.

                  "Note" and "Notes" have the meanings given to such term in
Section 1.2.

                  "Noteholder Equivalent" has the meaning given to such term in
Section 2.2(d).

                  "Noteholder Group" means, individually and collectively, each of the Noteholders and the Collateral Agent.

                  "Noteholder Group Expense Fund" means a fund maintained by the Collateral Agent or its designee to be used solely for the payment of Noteholder Group Expenses, into which the Obligors shall pay $250,000 on the Closing Date

                  "Noteholder Group Expenses" has the meaning given to such term in Section 21.1.

                  "Noteholder-Related Person" means, with respect to any Noteholder, such Noteholder, together with such Noteholder's Affiliates, and the officers, directors, employees, and agents of such Noteholder.

                  "Noteholders" means the Holders of the Notes.

                  "Obligations" means (a) the due and punctual payment of the principal of and premium, if any, and interest on (including any interest accruing after the commencement of any action or proceeding under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as an enforceable claim in any such proceeding) and fees and other amounts payable with respect to the Notes and the Guaranteed Obligations; and (b) the due and punctual payment and performance of any and all other indebtedness and obligations of the Obligors related to the Notes (or any of them) and the Guaranteed Obligations arising under this Agreement and/or under any of the other Note Documents, including, without limitation, all fees and expenses of the Noteholders and/or the Collateral Agent and/or any provision of any of the Note Documents relating to indemnification, reimbursement of expenses and the like. Any reference in this Agreement or in the Note Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

                  "Operating Lease" means, with respect to any Person, any lease (including leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor or sublessor.

                  "Owned Real Property" means any fee interests in real property now owned or hereafter acquired by any Obligor and the improvements thereto.

                  "Parent" has the meaning set forth in the preamble to this Agreement.

                  "Patent Security Agreement" means a patent security agreement executed and delivered by the Obligors and the Collateral Agent, the form and substance of which is satisfactory to the Collateral Agent and the Noteholders.

                  "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto or equivalent entity under Canadian Employee Benefit Laws.

                  "Permitted Dispositions" means (a) sales or other dispositions by an Obligor or its Subsidiary of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business, (b) sales by an Obligor or its Subsidiary of Inventory to buyers in the ordinary course of business, (c) the sale or other disposition of Inventory and Equipment pursuant to the Inventory Divestiture Plan for which a Noteholder receives cash consideration at the closing of any transaction or otherwise consummated on terms and conditions acceptable to the Noteholders in their reasonable discretion, (d) the use or transfer of money or Cash Equivalents by an Obligor or its Subsidiaries in a manner that is not prohibited by the terms of this Agreement or the other Note Documents, (e) the licensing by any Obligor or its Subsidiaries, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business, (f) the sale or closing of Company-Owned Stores which are not profitable, (g) so long as no Event of Default has occurred and is continuing, the sale of Real Property Collateral, or any part thereof, not used by any Obligor, (h) the sale of motor vehicles for fair market value, (i) the refranchising of Company-Owned Stores, (j) leases of Owned Real Property of the Obligors in the ordinary course of business consistent with past practices and (k) the disposition and outsourcing of the Obligors' manufacturing operations located in Hartford, Wisconsin.

                  "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) investments by any Company in any other Company or any US Guarantor in the ordinary course of business consistent with past practices provided that if any such investment is in the form of Indebtedness, such Indebtedness investment shall be subject to the terms and conditions of the Intercompany Subordination Agreement and, upon request of the Collateral Agent at any time, such Indebtedness shall be evidenced by promissory notes acceptable to the Collateral Agent which shall be pledged and delivered to Collateral Agent as security for the Obligations, and (e) investments in the form of securities of publicly-held companies in an amount not in excess of $10,000 in the aggregate.

                  "Permitted Liens" means (a) Liens held by the Collateral Agent for the benefit of the Collateral Agent and the Noteholders, (b) Liens for unpaid taxes that either (i) are not yet due or delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under Operating Leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) with respect to the Real Property Collateral, Liens, encumbrances, easements, rights of way, restrictions of record, and zoning restrictions that are exceptions to the policies for title insurance issued in connection with the Mortgages, as accepted by the Collateral Agent, (l) with respect to any Real Property for which the Collateral Agent has elected not to obtain a policy for title insurance, encumbrances, title defects, title exceptions, easements, rights of way, restrictions of record, and zoning restrictions that do not materially interfere with or impair the use or operation thereof, (m) Liens arising from leases and subleases with franchisees entered into in the ordinary course of business consistent with past practices,
(n) licenses of intellectual property granted by the Obligors under Franchise Agreements in the ordinary course of business consistent with past practices and
(o) Liens in favor of the Bank Collateral Agent securing the Revolver Obligations and the Term Loan Obligations, in each case subject to the Intercreditor Agreement.

                  "Permitted Protest" means the right of Parent or any of its Subsidiaries, as applicable) to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States or Canadian federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Parent or any of its Subsidiaries, as applicable, in good faith, and (c) the Collateral Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Collateral Agent's Liens.

                  "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the Closing Date in an aggregate amount outstanding at any one time not in excess of $5,000,000.

                  "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Personal Property Collateral" means all Collateral other than Real Property.

                  "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by an Obligor or with respect to which it may incur liability subject to ERISA.

                  "Pledge Agreement" means a pledge and security agreement, in form and substance satisfactory to Collateral Agent and the Noteholders, executed and delivered by each Obligor (including the Parent) that owns Stock of a Subsidiary of Parent or that is the holder of any promissory notes to be delivered to Collateral Agent pursuant to Section 4.2.

                  "PPSA" means the Personal Property Security Act of the applicable Canadian province or provinces in respect of the Canadian Guarantors.

                  "Priority Event" has the meaning given to such term is the Intercreditor Agreement.

                  "Projections" means the Obligors' forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with the Obligors' historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                  "PWI" means Parts Warehouse, Inc., a Delaware corporation.

                  "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Obligor and the improvements thereto.

                  "Real Property Collateral" means the parcel or parcels of Real Property identified on Schedule R-1 and any Real Property hereafter acquired by an Obligor.

                  "Records" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions identified at 42 USC ss.ss. 9601 (23-24).

                  "Remedies Notice" means a written notice delivered pursuant to the Intercreditor Agreement which instructs the Collateral Agent to accelerate the Obligations and/or to commence the taking of other remedies.

                  "Report" has the meaning given to such term in the Bank Loan Agreement.

                  "Reportable Event" means any of the events described in
Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations.

                  "Required Noteholders" or "Required Holders" have the meanings given to such terms in Section 15.1.

                  "Required Liquidity" has the meaning given to such term is the Bank Loan Agreement.

                  "Responsible Officer" means an officer in the Corporate Trust Services Division of the Collateral Agent.

                  "Revolver Rate Increase" shall have the meaning given to such term in Section 2.2.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "Securities Account" means a "securities account" as that term is defined in the Code.

                  "Securities Act" shall have the meaning given to such term in
Section 5.2.

                  "Senior Management" means, with respect to any Obligor, any of the chief executive officer, the chief financial officer, the treasurer, any assistant treasurer and/or the controller of such Obligor.

                  "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the assets of such Person, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Person; (b) the present fair saleable value of the assets of such Person will be greater than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted.

                  "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "Term A Notes" has the meaning set forth in Section 1.2.

                  "Term A Rate" has the meaning set forth in Section 2.2.

                  "Term B Note PIK Amount" means, as of any date of determination, the amount of all interest accrued with respect to the Term B Notes that has been paid in kind by being added to the balance thereof in accordance with Section 2.2(b).

                  "Term B Note" has the meaning set forth in Section 1.2.

                  "Term B Rate" has the meaning set forth in Section 2.2.

                  "Term Loans" has the meaning given to such term in the Bank Loan Agreement.

                  "Term Note Repayment Trigger" means the Companies' failure to repay the Notes and the Term Loans (through internally generated funds and mandatory prepayments described in Section 2.4 and without the making of any Advance under the Bank Loan Agreement used for optional prepayment) in an aggregate principal amount of at least $33,000,000 by January 4, 2004.

                  "Termination Event" means (i) a Reportable Event with respect to any Benefit Plan, (ii) any event that causes any Obligor or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the
IRC, (iii) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate a Benefit Plan, (v) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan, or (vi) any equivalent event, action, condition, proceeding or otherwise under Canadian Employee Benefit Laws.

                  "Trademark Security Agreement" means a trademark security agreement executed and delivered by each Obligor and the Collateral Agent, the form and substance of which is satisfactory to the Collateral Agent and the Noteholders Collateral Agent.

                  "UCC Filing Authorization Letter" means a letter executed by each Obligor authorizing the Collateral Agent to file appropriate financing statements on Form UCC-1 in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the Liens to be created by each applicable Note Document.

                  "US Guarantor" means a Guarantor, other than Parent or any Canadian Guarantor.

                  "Voidable Transfer" has the meaning set forth in Section 17.8.

                  "Warrants" means the detachable warrants to purchase common stock of Parent issued pursuant to the Warrant Agreement.

                  "Warrant Agreement" means the Warrant Agreement dated as of the Closing Date among Parent and the Noteholders, the form and substance of which is satisfactory to the Noteholders.

                                                                     Exhibit 1-A

                              [Form of Term A Note]

                                                                     Exhibit 1-B

                              [Form of Term B Note]

                                                                       Exhibit 3

                              Conditions to Closing

     The obligation of the Noteholder Group (or any member thereof) to enter into this Agreement (or otherwise to extend any credit provided for hereunder, including by converting such Noteholder's Existing Notes to Notes hereunder), is subject to the fulfillment, to the satisfaction of the Noteholder Group, of each of the conditions precedent set forth below:

          (a) the Noteholder Group shall have received (i) satisfactory evidence of the filing of all UCC and PPSA financing statements with respect to the Liens created hereunder in such office or offices as may be necessary or, in the opinion of Collateral Agent, desirable to perfect the security interests purported to be created by each applicable Note Document, and
     (ii) the results of its UCC, PPSA, judgment and tax lien searches, which searches shall not have revealed any Liens on the assets or properties of the Obligors other than Permitted Liens and Liens to be terminated on the Closing Date;

          (b) the Noteholder Group shall have received each of the following documents, in form and substance satisfactory to Collateral Agent and Noteholders, duly executed, and each such document shall be in full force and effect:

               (1) the Notes,

               (2) the Intercreditor Agreement,

               (3) the Control Agreements,

               (4) the Copyright Security Agreement,

               (5) the Collateral Agent fee letter referenced in Section 16.10,

               (6) the Disbursement Letter,

               (7) each Guaranty,

               (8) the Mortgages,

               (9) the Patent Security Agreement,

               (10) the Warrant Agreement and the Warrants in favor of the Noteholders;

               (11) UCC termination statements and other documentation evidencing the termination by the Existing Collateral Agent of its Liens in and to and control over the properties and assets of the Obligors,

               (12) the Pledge Agreement, together with evidence that the following has been delivered to the Bank Agent (A) all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank and (B) all promissory notes pledged thereunder, as well as allonges thereto or other appropriate transfer certificates endorsed in blank,

               (13) the Canadian Documents, together with (A) all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank and (B) all promissory notes pledged thereunder, as well as allonges thereto or other appropriate transfer certificates endorsed in blank,

               (14) the Trademark Security Agreement, and

               (15) the Intercompany Subordination Agreement;

          (c) the Noteholder Group shall have received a certificate from the Secretary of each Company attesting to the resolutions of such Company's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Note Documents to which such Company is a party and authorizing specific officers of such Company to execute the same;

          (d) the Noteholder Group shall have received copies of each Company's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Company;

          (e) the Noteholder Group shall have received a certificate of status with respect to each Company, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Company, which certificate shall indicate that such Company is in good standing in such jurisdiction;

          (f) the Noteholder Group shall have received certificates of status with respect to each Company, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Company) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Company is in good standing in such jurisdictions;

          (g) the Noteholder Group shall have received a certificate from the Secretary of each Guarantor attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Note Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;

          (h) the Noteholder Group shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

          (i) the Noteholder Group shall have received a certificate of status with respect to each Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

          (j) the Noteholder Group shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

          (k) the Collateral Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by
     Section 6.8, the form and substance of which shall be satisfactory to the Noteholder Group;

          (l) the Noteholder Group shall have received opinions of Obligors' counsel in form and substance satisfactory to the Noteholder Group;

          (m) the Noteholder Group shall have received satisfactory evidence (including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by the Obligors have been timely filed and all taxes upon the Obligors or their properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

          (n) the Noteholder Group shall have received in cash: (i) all fees and expenses required to be paid by the Companies on the Closing Date under this Agreement and the other Note Documents, including without limitation a closing fee equal to 1.70% of the aggregate principal amount of the Notes, which closing fee shall be fully earned when paid and not refundable under any circumstance; (ii) $1,000,000 in full satisfaction of the "make-whole" premium required under the Existing Note Agreement; and (iii) $250,000 to be paid into the Noteholder Group Expense Fund.

          (o) Companies shall pay all Noteholder Group Expenses incurred in connection with the transactions evidenced by this Agreement;

          (p) Collateral Agent shall have received (i) mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property listed on Schedule R-1 issued by a title insurance company satisfactory to Collateral Agent (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to the Noteholder Group assuring Collateral Agent that the Mortgages on such Real Property Collateral are valid and enforceable mortgage Liens (second in priority only to the Liens granted on the Real Property to secure the Revolver Obligations under the Bank Loan Agreement) on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies otherwise shall be in form and substance satisfactory to the Noteholder Group;

          (q) the Collateral Agent shall have received any existing surveys of the Real Property Collateral to the extent such surveys are available on the Closing Date;

          (r) the Obligors shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Companies of this Agreement or any other Note Document or with the consummation of the transactions contemplated hereby and thereby;

          (s) Collateral Agent shall have received a certificate from an Authorized Person certifying (i) as to (A) the truth and accuracy of the representations and warranties of the Obligors contained in Section 5 and
     (B) the absence of any Defaults or Events of Default, (ii) that after giving effect to the incurrence of Indebtedness under this Agreement and the issuance of the Notes, the Obligors, taken as a whole, are Solvent and
     (iii) as to a true and complete copy of the Inventory Divestiture Plan attached thereto;

          (t) if so requested by the Collateral Agent, Magneti SpA shall have executed an agreement in favor of the Collateral Agent acknowledging Collateral Agent's Lien on any royalty payments payable to any Obligor under the Fiat Magneti Agreements and Collateral Agent's right to receive such payments directly after the occurrence and during the continuance of an Event of Default, such agreement to be in form and substance satisfactory to the Noteholder Group;

          (u) there shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality which relates to this Agreement or the transactions contemplated hereby or which, in the opinion of Noteholder Group, has any reasonable likelihood of having a Material Adverse Effect;

          (v) the Collateral Agent shall have received satisfactory evidence of:
     (i) the refinancing of all amounts owing under, and the termination of, the Existing Credit Agreement, and (ii) the satisfaction of all conditions precedent to the effectives of the Bank Loan Agreement and the making of the Initial Extension of Credit thereunder;

          (w) the Collateral Agent shall have received a certificate from an Authorized Person certifying as to a true and complete copy of the Loan Documents attached thereto;

          (x) Companies shall have paid to the Existing Noteholders all accrued and unpaid interest and fees owing under the Existing Notes; and

          (y) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to the Noteholder Group.

                                                                       Exhibit 5

                         Representations and Warranties

     In order to induce the Noteholder Group to enter into this Agreement, each Obligor makes the following representations and warranties to the Noteholder Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and such representations and warranties shall survive the execution and delivery of this Agreement:

     5.1 No Encumbrances. Each Obligor has good and indefeasible title to its Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

     5.2 Reserved.

     5.3 Reserved

     5.4 Equipment. Except as set forth on Schedule 5.4, all of the Equipment is used or held for use in Obligors' business and is fit for such purposes.

     5.5 Location of Inventory and Equipment. The Inventory and Equipment are located only at the locations identified on Schedule 5.5 (as updated in accordance with Section 6.8) and such Schedule identifies whether such Inventory and Equipment is stored with a bailee, warehouseman or similar party.

     5.6 Inventory Records. Each Obligor keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

     5.7 Location of Chief Executive Office; FEIN.

          (a) The chief executive office of each Obligor is located at the address indicated in Schedule 5.7.

          (b) Each Obligor's FEIN and organizational identification number (if any) is identified in Schedule 5.7.

          (c) None of the Obligors holds any commercial tort claims as of the date hereof, except as identified in Schedule 5.7.

     5.8 Due Organization and Qualification; Subsidiaries.

          (a) Each Obligor is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state or province where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

          (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of each Obligor, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on Schedule 5.8(b) or as otherwise permitted under this Agreement, there are no subscriptions, options, warrants, or calls relating to any shares of each Obligor's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Obligor is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

          (c) Set forth on Schedule 5.8(c), is a complete and accurate list of each Obligor's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and
     (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Obligor. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

          (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Obligor's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Obligor or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Obligor's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

     5.9 Due Authorization; No Conflict.

          (a) As to each Company, the execution, delivery, and performance by such Company of this Agreement and the Note Documents to which it is a party have been duly authorized by all necessary action on the part of such Company.

          (b) As to each Company, the execution, delivery, and performance by such Company of this Agreement and the Note Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Company, the Governing Documents of any Company, including, without limitation, any laws, rules and regulations related to franchising and licensing applicable to the Obligors and their business, assets and properties, or any order, judgment, or decree of any court or other Governmental Authority binding on any Company,
     (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Company (including any franchise agreement), (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Company, other than Permitted Liens, or (iv) require any approval of any Company's interestholders or franchisees, or any approval or consent of any Person under any material contractual obligation of any Company (including any franchise agreement).

          (c) Other than the filing of financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by each Company of this Agreement and the Note Documents to which such Company is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

          (d) As to each Company, this Agreement and the other Note Documents to which such Company is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Company will be the legally valid and binding obligations of such Company, enforceable against such Company in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

          (e) The Collateral Agent's Liens are validly created, perfected Liens, subject only to Permitted Liens.

          (f) The execution, delivery, and performance by each Guarantor of the Note Documents to which it is a party have been duly authorized by all necessary action on the part of Guarantor.

          (g) The execution, delivery, and performance by each Guarantor of the Note Documents to which it is a party do not and will not (i) violate any provision of federal, provincial, state, or local law or regulation applicable to such Guarantor, including without limitation, any laws, rules and regulations related to franchising and licensing applicable to the Obligors, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor (including any franchise agreement), (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor (including any franchise agreement).

          (h) The execution, delivery, and performance by each Guarantor of the Note Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

          (i) The Note Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     5.10 Litigation. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Obligors, threatened against any of the Obligors, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to any Obligor, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

     5.11 No Material Adverse Change. All financial statements relating to the Obligors that have been delivered by the Obligors to the Noteholder Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Obligors' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to the Obligors since the date of the latest financial statements submitted to the Noteholder Group on or before the Closing Date.

     5.12 Fraudulent Transfer.

          (a) Each of MIC and Midas Realty Corporation is Solvent.

          (b) No transfer of property is being made by any Obligor and no obligation is being incurred by any Obligor in connection with the transactions contemplated by this Agreement or the other Note Documents with the intent to hinder, delay, or defraud either present or future creditors of Obligors.

     5.13 Employee Benefits. None of the Obligors, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13.

     Each Obligor, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA, the IRC and Canadian Employee Benefits Laws, as applicable, with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. No Company or its Subsidiaries or any ERISA Affiliate is required to provide security to any Benefit Plan under Section 401(a)(29) of the IRC.

     5.14 Environmental Condition. Except as set forth on Schedule 5.14, (a) to Obligors' knowledge, none of Obligors' properties or assets has ever been used by any Obligor or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Obligors' knowledge, none of Obligors' properties or assets has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) none of Obligors have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned, leased or operated by Obligors, and (d) none of Obligors have been identified in, or been the subject of, any Environmental Action.

     5.15 Brokerage Fees. The Obligors have not utilized the services of any broker or finder in connection with Obligors' obtaining financing from the Noteholder Group under this Agreement and no brokerage commission or finders fee is payable by Obligors in connection herewith.

     5.16 Intellectual Property. Each Obligor owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which any Obligor is the owner or is an exclusive licensee.

     5.17 Leases. The Obligors enjoy peaceful and undisturbed possession under all leases material to the business of the Obligors and to which the Obligors are a party or under which the Obligors are operating. All of such leases are valid and subsisting and no material default by the Obligors exists under any of them.

     5.18 DDAs. Set forth on Schedule 5.18 are all of the DDAs of each Obligor, including, with respect to each depository (i) the name and address of that depository, and (ii) the account numbers of the accounts maintained with such depository.

     5.19 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Obligors in writing to Collateral Agent or any Noteholder (including all information contained in the Schedules hereto or in the other Note Documents) for purposes of or in connection with this Agreement, the other Note Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Obligors in writing to the Collateral Agent or any Noteholder will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Business Plan represents, and as of the date on which any other Projections are delivered to Collateral Agent, such additional Projections represent the Obligors' good faith best estimate of their future performance for the periods covered thereby.

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     5.20 Indebtedness. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of each Obligor outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date (including Indebtedness evidenced by the Notes) and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

     5.21 Regulation U. None of the Obligors is or will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no proceeds of any Note issued hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     5.22 Permits, Etc. Each Obligor has, and is in compliance with, all permits, licenses, franchises, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business and the Real Property currently owned, leased, managed or operated, or to be acquired, by such Person except for such permits, licenses, franchises, authorizations, approvals, entitlements and accreditations the absence of which could not reasonably be expected to result in a Material Adverse Change. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, franchises, authorization, approval, entitlement or accreditation, and to Obligors' knowledge, there is no claim that any thereof is not in full force and effect.

     5.23 Material Contracts. Set forth on Schedule 5.23 is a complete and accurate list as of the Closing Date of all Material Contracts of the Obligors, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract (i) is in full force and effect and is binding upon and enforceable against each Obligor that is a party thereto and, to Obligors' knowledge, all other parties thereto in accordance with its terms,
(ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of any Obligor or, to Obligors' knowledge, any other party thereto, except for such defaults that could not reasonably be expected to result in a Material Adverse Change.

     5.24 Employee and Labor Matters. Except as set forth on Schedule 5.24, there is (a) no unfair labor practice complaint pending or, to Obligors' knowledge, threatened against any Obligor before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against any Obligor which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the best knowledge of Obligors, threatened against any Obligor and (c) no union representation question existing with respect to the employees of any Obligor and no union organizing activity taking place with respect to any of the employees of any of them. Neither any Obligor nor any ERISA Affiliate of any Obligor has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied. The hours worked and payments made to employees of each Obligor have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements. All material payments due from any Obligor on account of workers compensation, wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of such Obligor.

     5.25 Franchisees, Customers and Suppliers. There exists no actual or, to Obligors' knowledge, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (a) any Obligor, on the one hand, and any franchisees, or any group thereof, on the other hand,
(b) any Obligor, on the one hand, and any municipality, customer or any group thereof, on the other hand or (c) any Obligor, on the one hand, and any supplier thereof or distributor therefor, on the other hand, which termination, cancellation, limitation, modification or change in any such case could,

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

individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Set forth on Schedule 5.25 is a true and complete list of each Obligor's Account Debtors as of the Closing Date and a list of all franchisees for which any Obligor has received a notice of or otherwise has knowledge of the cancellation of a Franchise Agreement from December 31, 2002 through the Closing Date.

     5.26 Properties.

          (a) General. Each Obligor has good, marketable and insurable fee simple title (or, in the case of Leased Real Property, good, marketable and insurable leasehold title) to each parcel of Real Property Collateral, free and clear of all Liens except for Permitted Liens. The Permitted Liens encumbering the Real Property (x) do not include any deeds of trust in favor of any party other than Collateral Agent (other than in the case of deeds of trust permitted under clause (m) of the definition of Permitted Liens), (y) do not and will not adversely affect the value, operation or use of the applicable Real Property (as currently used) or any Obligor's ability to repay any of the Obligations, and (z) could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. As of the Closing Date, no Obligor owns any Real Property that is not listed on Schedule R-1 hereto or leases or has any other interest in any Real Property that is not listed on Schedule L-1.

          (b) Mortgages. Each Mortgage (A) when executed and properly recorded in the appropriate records, will create a valid, perfected Lien on the Real Property described in such Mortgage and (B) when executed and when all Uniform Commercial Code and PPSA financing statements required to be filed in connection therewith are properly filed, will create a valid, perfected Lien in and to, and perfected collateral assignments of, all personalty (including all leases and rents referred to therein) described in such Mortgage, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Liens. There are no claims for payment for work, labor or materials affecting any real properties to be encumbered by the Mortgages which are or may become a lien prior to, or of equal priority with, the Liens created by the Mortgages and which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

          (c) Compliance. The Real Property and the use thereof complies in all respects with (A) all applicable federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof including, without limitation, building and zoning ordinances and codes; (B) all permits, licenses and authorizations and regulations relating thereto; and (C) all covenants, agreements, leases, restrictions and encumbrances contained in any instruments, either of record or otherwise enforceable against any Obligor, affecting such property or any part thereof, including, without limitation, any which may require repairs, modifications or alterations in or to such property or any part thereof or in any way limit the use and enjoyment thereof, except in each case to the extent any such failure to comply, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. No Obligor is in default or violation of any requirement of any Governmental Authority, except to the extent such default or violation, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. There has not been committed by any Obligor, or by any other Person in occupancy of or involved with the operation or use of the Real Property, any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any such property or any part thereof or any monies paid in performance of the Obligors' obligations under any of the Note Documents.

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

          (d) Condemnation. No temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain or other proceeding has been commenced or, to the best knowledge of each Obligor, is threatened or contemplated with respect to all or any portion of any parcel of Real Property or for the relocation of roadways providing access to any parcel of Real Property, except to the extent any such taking, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

          (e) Utilities and Public Access. Each parcel of Real Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such property for its respective intended uses, except to the extent such lack of rights or service, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. All public utilities necessary to the full use and enjoyment of each parcel of Real Property are located either in the public right-of-way abutting such property (which are connected so as to serve such property without passing over other property) or in recorded easements serving such property, except to the extent the foregoing, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. All roads necessary for the use of each parcel of Real Property for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities, except to the extent such lack of such roads, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

          (f) Separate Lots. The Real Property owned by each Obligor comprises an entire, separate and distinct tax lot (or series of lots) and does not include a portion of any tax lot that includes any Real Property that is not owned by such Obligor.

          (g) Boundaries. Except as disclosed on the surveys delivered to Collateral Agent on or prior to the Closing Date and the title commitments for the Real Property Collateral, all improvements located on each parcel of Real Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon such property, and no easements or other encumbrances upon the applicable property encroach upon any of the improvements, so as to affect the value or marketability of the applicable property, except to the extent any such encroachment, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

          (h) Filing and Recording Taxes. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable legal requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Note Documents, including, without limitation, the Mortgages, have been paid, and, under current legal requirements, each of the Mortgages is enforceable in accordance with their respective terms by the holder thereof, subject to principles of bankruptcy, insolvency and other laws generally applicable to creditors' rights and the enforcement of debtors' obligations.

          (i) Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits and any applicable liquor license required for the legal use, occupancy and operation of each parcel of Real Property in the business and operations of the Obligors have been obtained and are in full force and effect. The use being made of each such property is in conformity with the certificate of occupancy issued for such property.

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          (j) Mortgage Provisions. Nothing contained in this Section 5.26 shall limit any representation or warranty of any Obligor as may be set forth in its Mortgage, including, without limitation, Section 4.05 thereof; provided, however, that the following provisions shall apply as to each applicable Mortgage: (x) exceptions disclosed by any Obligor as expressly set forth in Schedule 5.26(c) hereof shall be deemed exceptions to the representations and warranties made by such Obligor in its Mortgage and (y) a breach by any Obligor of a provision contained in Section 4.05 of its Mortgage shall not, in and of itself, constitute an Event of Default, unless Collateral Agent determines, in its Permitted Discretion, that such breach, when considered individually or in the aggregate with other breaches of such section or any other facts that may then exist, may result in a Material Adverse Change.

         5.27 Taxes. All tax payments, returns and reports, assessments for worker's compensation, pension plan payments, unemployment insurance payments, employment standards payments (including claims by employees for unpaid wages, vacation pay and overtime), excise taxes, health insurance premiums and any other statutory payments required to be made by an Obligor pursuant to applicable law (including all federal, state, provincial and local tax returns) have been made when due and/or properly filed on a timely basis and are true, complete and correct, except to the extent that the validity of such assessments or taxes are the subject of a Permitted Protest.

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